UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

BRIXMOR PROPERTY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022 Proxy **Statement**

Notice of Annual Meeting of Stockholders

BRIXMOR® Property Group | BRX LISTED NYSE

March 15, 2022
Dear Fellow Stockholders:
Please join us for Brixmor Property Group Inc.’s Annual Meeting of Stockholders on Wednesday, April 27, 2022, at 9:00 a.m. (EDT). As in 2020 and 2021, to support the health and well-being of stockholders during the ongoing COVID-19 pandemic, as well as to encourage higher levels of stockholder participation and help us reduce financial and environmental costs, this year’s Annual Meeting will be held in a virtual format only. You will be able to attend the virtual Annual Meeting, vote, and submit questions by first registering at https://www.viewproxy.com/brixmor/2022 and then following the instructions that will be emailed to you. Please note that you must register no later than 11:59 p.m. (EDT) on April 22, 2022.
As in prior years, we are pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites the stockholders’ receipt of the materials, lowers the costs of the Annual Meeting, and conserves natural resources. We sent to stockholders of record at the close of business on February 10, 2022 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our proxy statement, 2021 annual report to stockholders, and annual report on Form 10-K for the year ended December 31, 2021, and how to vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.
The matters to be acted upon at the Annual Meeting are described in detail in the accompanying notice of the Annual Meeting and the proxy statement. We may also report on other matters of current interest to our stockholders.
Please use this opportunity to contribute to our company by voting on the matters to come before this Annual Meeting. Stockholders who hold shares in their own name through our transfer agent, Computershare, can vote online or by telephone. To vote online or by telephone, follow the instructions contained on the following page. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by completing, dating, signing, and returning the proxy card sent to you with the proxy materials. Voting online, by telephone, or by returning the proxy card does not deprive you of your right to attend the virtual Annual Meeting or to vote your shares at the virtual Annual Meeting. If you do attend the virtual Annual Meeting and wish to vote at that time, you may revoke your proxy at or prior to the virtual Annual Meeting.
Thank you for your continued support of Brixmor Property Group Inc.
Sincerely,

James M. Taylor Jr.	John G. Schreiber
Chief Executive Officer and President	Chair of the Board

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 1

>	PROXY VOTING METHODS
If at the close of business on February 10, 2022, you were a stockholder of record, you may authorize a proxy to vote in accordance with your instructions online, by telephone or, if you have requested or received a paper copy of the proxy materials by mail, or you may vote at the virtual Annual Meeting. For shares held through a broker, bank, or other nominee, you may authorize a proxy by submitting voting instructions to your broker, bank, or other nominee. To reduce our administrative and postage costs, we ask that you authorize a proxy online or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 98 of the proxy statement.
If you are a stockholder of record and are voting by proxy, your proxy must be received by 11:59 p.m. (EDT) on April 26, 2022 to be counted.
To authorize a proxy if you are a stockholder of record:
BY INTERNET
Go to the website https://www.aalvote.com/BRX and follow the instructions, 24 hours a day, seven days a week.
You will need the control number included on your Notice of Internet Availability or proxy card in order to vote online.

BY TELEPHONE
From a touch-tone telephone, dial 1-866-804-9616 and follow the recorded instructions, 24 hours a day, seven days a week.
You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

BY MAIL	Mark your selections on the proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage-paid envelope.
YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.
If you hold your shares in street name, you may also submit voting instructions to your broker, bank, or other nominee. In most instances, you will be able to do this online, by telephone, or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 2

>	NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME	9:00 a.m. (EDT) on Wednesday, April 27, 2022
PLACE	To support the health and well-being of stockholders during the ongoing COVID-19 pandemic, as well as to encourage higher levels of stockholder participation and help us reduce the financial and environmental costs associated with the Annual Meeting, this year’s Annual Meeting will be held in a virtual format only. You will be able to attend the virtual Annual Meeting by first registering at https://www.viewproxy.com/brixmor/2022. Please note that you must register no later than 11:59 p.m. (EDT) on April 22, 2022. You will receive a meeting invitation by e-mail with your unique link and password prior to the meeting date. Stockholders will be able to listen, vote, and submit questions during the virtual Annual Meeting. For important information about attending the virtual Annual Meeting, see “General Information—How do I attend and vote shares at the virtual Annual Meeting?”
ITEMS OF BUSINESS	1. To elect the nine directors named in this proxy statement to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify.
2. To consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.
3. To consider and vote on, on a non-binding advisory basis, a resolution to approve the compensation paid to our named executive officers.
4. To consider and vote on a proposal to approve the Brixmor Property Group Inc. 2022 Omnibus Incentive Plan.
5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting, or any adjournments or postponements thereof, if you were a stockholder of record at the close of business on February 10, 2022.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 3

VOTING BY PROXY	To ensure your votes are cast, you may authorize a proxy online, by telephone, or, if you have requested or received a paper copy of the proxy materials by mail, by completing, signing and returning your paper proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 94 of the proxy statement, and on the proxy card.
By Order of the Board of Directors, Steven F. Siegel Executive Vice President, General Counsel & Secretary
This Notice of Annual Meeting and proxy statement are being distributed or made available, as the case may be, on or about March 15, 2022.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 4

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2022:
Our proxy statement, 2021 annual report to stockholders, and Annual Report on Form 10-K for the year ended December 31, 2021 will be available at https://www.viewproxy.com/brixmor/2022 beginning on or about March 15, 2022. As permitted by the Securities and Exchange Commission (the “SEC”), the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record. All stockholders will have the ability to access our proxy statement, 2021 annual report to stockholders, and Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on February 7, 2022 on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials online or to request a printed copy may be found in the Notice.
In addition, any stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the environmental impact of annual meetings. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.
BRIXMOR PROPERTY GROUP INC.
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 869-3000
PROXY STATEMENT
Annual Meeting of Stockholders April 27, 2022 9:00 a.m. (EDT)
This proxy statement is being furnished by and on behalf of the Board of Directors of Brixmor Property Group Inc. in connection with the solicitation of proxies to be voted at the 2022 Annual Meeting of stockholders. This proxy statement and our 2021 annual report to stockholders will be available at https://www.viewproxy.com/brixmor/2022 beginning on or about March 15, 2022.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 5

>	TABLE OF CONTENTS

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 6

>	PROXY STATEMENT SUMMARY
STOCKHOLDER VOTING MATTERS AND RECOMMENDATIONS
Proposal	Board Recommendation	Page
Proposal No. 1 – Election of Directors	For	20
Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm	For	41
Proposal No. 3 – Non-Binding Vote on Executive Compensation	For	44
Proposal No. 4 – Approval of the Brixmor Property Group Inc. 2022 Omnibus Incentive Plan	For	72

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 7

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2022
The following table provides information about the nine candidates who have been nominated for election to our Board of Directors. Additional information regarding each nominee’s specific experience, qualifications, attributes, and skills can be found under Proposal No. 1. Upon election, these directors will hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. These directors will hold committee memberships as follows:
= Committee Chair = Committee Member Board Member	Age	Director Since	Committee Membership
			Audit	Compensation	Nominating & Corporate Governance
James M. Taylor Jr. Chief Executive Officer and President, Brixmor Property Group Inc.	55	2016
John G. Schreiber Chair of the Board President, Centaur Capital Partners, Inc.	75	2013
Michael Berman Former Chief Financial Officer, GGP Inc.	64	2013
Julie Bowerman Chief Marketing and Ecommerce Officer, Kellogg Company	53	2019
Sheryl M. Crosland Former Managing Director and Retail Sector Head, JP Morgan Investment Management	69	2016
Thomas W. Dickson Former Chief Executive Officer, Harris Teeter Supermarkets, Inc.	66	2015
Daniel B. Hurwitz Founder and Chief Executive Officer, Raider Hill Advisors, LLC	57	2016
Sandra A. J. Lawrence Former Executive Vice President and Chief Administrative Officer, The Children’s Mercy Hospital and Clinics	64	2021
William D. Rahm Senior Managing Director, Centerbridge Partners, L.P.	43	2013

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 8

>	2021 BUSINESS OVERVIEW
Brixmor Property Group, the value-add leader in the open-air retail space, continued to drive internal growth during 2021 by capitalizing on the strength of the current retail real estate environment to improve the vibrancy and long-term growth potential of our asset base. Our high-quality, nationally diversified portfolio of neighborhood and community shopping centers continues to benefit from the desire of many thriving retail platforms to locate in physical formats that provide greater proximity and access to their customers, resulting in robust leasing demand and below-average levels of tenant move-outs.
During 2021, we continued to execute on our accretive, value-enhancing reinvestment program, repositioning assets to align with our mission of owning and operating the “centers of the communities we serve” while harvesting the opportunities embedded in our portfolio of below-market leases. In addition, we also accelerated acquisition activity in the second half of the year, sourcing a variety of compelling open-air retail assets, located in attractive retail submarkets, with near-term value-add potential, while maintaining significant financial liquidity and flexibility to support the execution of our long-term balanced business plan.
Village at Mira Mesa | San Diego, California

FARM FRESH PRODUCE
SPROUTS
FARMERS MARKET
NATURAL FOODS

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 9

>	2021 BUSINESS HIGHLIGHTS
 PORTFOLIO ACTIVITY
 INVESTMENT ACTIVITY
 FINANCIAL FLEXIBILITY

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 10

>	CORPORATE RESPONSIBILITY
CORPORATE RESPONSIBILITY GOVERNANCE

Our Board of Directors, through our Nominating and Corporate Governance Committee, oversees our Corporate Responsibility initiatives to ensure that our actions consistently demonstrate our strong commitment to operating in an environmentally and socially responsible manner. To facilitate their oversight, the Nominating and Governance Committee and the Board of Directors are provided frequent updates by our senior leadership. Our ESG Steering Committee, comprised of executives and senior leadership from a variety of functional areas, meet quarterly to set, implement, monitor, and communicate our Corporate Responsibility strategy and related initiatives. We also hold periodic Company-wide corporate responsibility trainings to ensure initiatives are communicated effectively throughout the organization. Importantly, Corporate Responsibility objectives are included as part of our executives’ goals and the achievement of such goals impacts the individual performance portion of each executive’s compensation.

OPERATING IN A SOCIALLY RESPONSIBLE MANNER

We believe that prioritizing the well-being of all our stakeholders is critical to delivering consistent, sustainable growth. As such, our Corporate Responsibility strategy is focused on by creating partnerships that improve the social, economic, and environmental well-being of all our stakeholders: our communities, employees, tenants, suppliers, and investors. We remain guided by our mission to be the “centers of the communities we serve.”
As a result of our Corporate Responsibility efforts, we have been recognized by GRESB as a Green Star recipient and by the U.S. Department of Energy Better Buildings Alliance/The Institute for Market Transformation as a Green Lease Leader at the highest Gold level. In addition, we earned an “A” rating in GRESB’s 2021 Public Disclosure Score, which measures material sustainability disclosures of listed property companies and REITs globally.
In October 2021, we opened our new North Regional Office and Accounting Center in our Plymouth Square Shopping Center in Philadelphia, Pennsylvania. The office was constructed with sustainability in mind and received Fitwel and LEED Silver certifications.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 11

TENANT PARTNERSHIPS
The success of our Company is highly dependent on the success of our tenants. As one of the largest open-air retail landlords in the United States, we support a broad mix of over 5,000 national and regional tenants and local entrepreneurs across the country, including many vibrant new retailers added over the past several years. By utilizing a combination of local leasing professionals in addition to a dedicated National Accounts leasing team, we attract and retain the most relevant tenants to our shopping centers. We strive to be a key partner in the success of our tenants by providing proactive property management, ongoing tenant coordination, and additional services such as marketing support for our local tenants. We monitor our success through biennial tenant engagement surveys and implement changes based on the feedback received.
As an owner and operator, we serve as an integral link between our tenants and communities. We work to ensure that our properties are safe and accessible and adhere to our high operational standards. We have adapted our centers to accommodate curbside pick-up and outdoor dining options and to provide vibrant community spaces. While the pandemic accelerated the need for the broader activation of our common areas, we believe these important enhancements will be essential components of successful open-air retail centers going forward.
SUPPLIER RELATIONSHIPS
Brixmor seeks to partner with suppliers and vendors who share our passion for efficient, resilient properties built and maintained to meet our high operational standards. We ask our nearly 3,000 suppliers and vendors to annually affirm their compliance with our Supplier Code of Conduct, which outlines the environmental, social, and governance standards that we expect from our suppliers and vendors. The Supplier Code of Conduct is also available on our website here: https://investors.brixmor.com/leadership-governance/governance-documents-policies/default.aspx.
Additionally, we maintain open dialogue and transparency with our suppliers through:
•
Regular review meetings with key national partners

•
Requested adherence to the Partnership Engagement Pledge focused on work-site safety

•
Supplier engagement surveys which we plan to launch in 2022

ENVIRONMENTAL RESPONSIBILITY
We continue to make meaningful progress against our established long-term targets to mitigate our environmental impact through initiatives such as our LED lighting conversions, Xeriscaping and careful management of irrigation systems, and installation of electric vehicle charging stations. We also partner with our tenants to achieve our sustainability goals through initiatives such as green lease provisions. In addition to establishing a framework for promoting sustainable operations in a triple net lease environment, these provisions provide tenants with access to lower-cost on-site renewable energy. Our ongoing commitment to sustainability is also evident in our approach to value-enhancing reinvestment activity, which transforms properties to meet the needs of the communities we serve through strategic repositioning and redevelopment activity, executed with a focus on resource efficiency and resiliency.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 12

Sustainability Goals
Climate Change Goals
In 2021, the ESG Steering Committee formalized the Company’s Climate Change Policy, which articulates our strategy for the assessment of and response to the risks posed by climate change and natural hazards to our properties, our tenants, and the communities we serve. As part of this policy, we set a goal to achieve net zero carbon emissions by 2045 for areas under our operational control. We also became a signatory to the Science Based Targets initiative (“SBTI”) aligned with the 1.5 degree Celsius pathway, committing to an interim reduction of 50% for greenhouse gas emissions by 2030 for areas under our operational control. As of December 31, 2020, we have achieved a 36% reduction against this interim SBTI. We will continue to be transparent on our progress through our external disclosures and we will collaborate with our key stakeholders to further address climate change.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 13

We aim to provide a high level of transparency on the impact of climate change risks by reporting in general accordance with the Task Force on Climate-related Financial Disclosures (TCFD) framework. Our portfolio-wide periodic climate change and natural hazard risk assessments are completed in accordance with TCFD recommendations and are subject to review by our ESG Steering Committee. We similarly incorporate climate-related risk assessments as part of our standard due diligence process related to potential acquisitions, and plan to incorporate this analysis into our reinvestment project approval and disposition scoping processes as well. Our climate-related risk assessments are based on Four Twenty Seven’s proprietary Climate Risk Scoring data, which identifies key environmental risks including wildfires, flooding, hurricanes, heat and water stress, earthquakes, and sea level rise.
COMMUNITY CONNECTIVITY
Our properties serve an important role in their communities and, as such, we are deliberate and thoughtful in merchandising with a robust mix of relevant non-discretionary and value-oriented retailers, as well as consumer-oriented service providers. We work to provide welcoming, safe, and attractive retail centers for our tenants and their customers to gather, connect, and engage, both within stores at our centers and in public spaces throughout our portfolio. We further support our communities by hosting local events, volunteering, and providing aid in times of need. To promote connection within our communities, we host farmers markets, food trucks, blood drives, art displays, holiday events and activities, drive-in movies, and fundraising and other volunteer events.

Northtown Plaza
Houston, TX

Halloween Trunk or Treat

VILLARI'S
Kick-A-Thon
and FOOD DRIVE!
Let's KICK OUT HUNGER!
12-2 PM
TODAY!
PUBLIC WELCOME!
manna

New Britain Village Square
Philadelphia, PA

Annual Kick-A-Thon food drive

Franklin Square
Charlotte, NC

End of summer carnival

Holcomb Bridge Crossing
Atlanta, GA

Outdoor parking lot concert

COMMUNITY
CLEAN UP
VOLUNTEERS!

Capitol Shopping Center
Concord, NH

Community clean-up

2021
SEAMLESS SUMMER
OPTION PROGRAM
Newton County School Nutrition Program will provide FREE breakfast and lunch meals to all children 18 and younger or 21 and younger for those with disabilities.
NEWTON COUNTY SCHOOL SYSTEM

Salem Road Station
Atlanta, GA

Free meals for minors

California Oaks Center
Riverside, CA

Halloween activities

Free
Kid Backpack
Giveaway

Wynnewood Village
Dallas, TX

Backpack giveaway

Northeast Plaza
Atlanta, GA

Community clean-up

Morris Hills Center
New York, NY

Neighborhood police event

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 14

During our 2021 Company-wide Day of Service, we hosted food drives that resulted in nearly 14,000 donated meals benefiting Feeding America. In addition to our Company-wide Day of Service, each employee receives two paid Service Days each year to make an impact in their respective communities.

•
The land behind Capitol Shopping Center in Concord, New Hampshire was in dire need of restoration and cleanup as the area had become riddled with debris and was unsafe for the community

•
Property manager Kathie Slowe took ownership and embarked on a months-long journey that led to a remarkable, community-wide revitalization of the area

•
More than 50 volunteers and 23 organizations joined Kathie and the Brixmor team, collecting over 70,000 square yards of trash and debris over the course of three days

•
A former tenant at our Felicita Town Center in San Diego, California had left furniture and fixtures behind when they vacated the center, including oversized wood shelving units, wall-mounted glass shelves, and cameras

•
Project Manager Lysa Solano recognized the usefulness of these items and partnered with Habitat for Humanity

•
Approximately 6,000 pounds of waste was diverted from landfills, reducing clean-up costs on the project, and helping to advance Habitat for Humanity’s goals

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 15

HUMAN CAPITAL MANAGEMENT

We are highly committed to being a responsible employer and creating and sustaining a positive work environment. Our talented and committed employees are the foundation of our success. Together we focus on building a culture that is supportive, collaborative, and inclusive, that provides opportunities for both personal and professional growth, and that empowers and encourages thinking and acting like owners in order to create value for all stakeholders. We believe this approach enables us to attract and retain diverse and talented professionals and creates collaborative, skilled, and motivated teams. We monitor our performance through biennial employee engagement surveys and utilize the results from such surveys to continually improve our organization.

98%	99%	100%
Employee satisfaction score	Of employees are proud to work at Brixmor	Employee participation in annual performance reviews and talent development discussions
The pillars of our human capital strategy are:

Engagement and Connectivity
We believe that employees that are personally engaged in our vision to be the center of the communities we serve and are connected with similarly engaged colleagues will be more effective in their roles. Company-wide recognition of excellence is one way we show our team members how important they are to the Company and each other. Our quarterly employee awards include the “Our Center is You” award, which recognizes employees for immersing themselves in and serving our communities, and the “Find A Better Way” award, which recognizes ingenuity. We foster connectivity through Company-wide enrichment events, like our TED-Talk style “Big Brain Days,” where leading authors discuss topics to inspire individual and team growth, book clubs, and annual Company-wide community service projects, which have focused on important social issues such as food insecurity and implicit bias.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 16

Growth
We encourage our employees to grow and develop their interests and passions by providing a number of professional and personal training and learning opportunities. In addition to comprehensive training programs geared toward specific job functions, we provide a number of innovative development programs, such as:
•
Two-year intensive apprenticeship programs for entry level employees in leasing, property management, and construction

•
BRX Connect, an internal exchange program that permits employees to learn about other functions within the Company

•
Personal development accounts, which provide time off and expense reimbursement for a personal or professional development activity chosen by the employee

•
Predictive Index Behavioral Assessments, which enhance self-awareness and effective collaboration

•
One Day University and LinkedIn Learning memberships, available to all employees to stimulate personal growth

Health and Well-being
Our commitment to the health and well-being of our employees is a crucial component of our culture. We provide a wide-range of employee benefits including comprehensive medical, prescription, dental, and vision insurance coverage (the majority of which is paid for by the Company), paid maternity, paternity, and adoption leave, matching 401(k) contributions, free life insurance, disability and spousal death benefits, education assistance reimbursements, and flex time. We also encourage healthy lifestyles, through initiatives such as an annual wellness spending account, free access to online applications such as Noom for healthy weight management and Headspace for mindfulness and meditation, weekly live meditation breaks, and health-oriented employee competitions like our “Summer Step Challenge” where all employees are offered a free fitness tracker. In 2021, we began hosting Wellness Wednesdays, which include live demonstrations on topics such as healthy cooking, time management, and personal finance. We also ensure that all employees are safe, functional, and efficient by promoting mental health awareness though free access to licensed counselors.
Our commitment to these pillars of our human capital strategy guided our response to the extraordinary challenges presented by the COVID-19 pandemic. While our physical offices were closed, we invested significant resources to ensure all employees were safe, functional, and efficient while working at home. We supplemented our health and well-being programs with counseling sessions and provided additional resources for parents navigating schooling challenges. For any employees directly impacted by COVID-19, we have ensured the availability of appropriate time off, coverage for their work responsibilities, and additional support as needed. In the second half of 2021, we implemented a hybrid work schedule for all of our employees that we believe will maximize engagement, collaboration, and efficiency, while also supporting a healthy work-life balance.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 17

Diversity, Equity and Inclusion
We believe our success is driven by an inclusive environment that reflects the diversity of the communities we serve and we advocate for diversity, equity and inclusion in every part of our organization, striving to create equal opportunities for all current and future employees. We believe a culture based on diversity, equity and inclusion is critical to our ability to attract and retain talented employees and to deliver on our strategic goals and objectives. Every year, each employee participates in our culture and ethics training and signs a pledge to commit to helping us create and maintain an inclusive culture free from harassment based on race, sexual orientation, gender, and other protected classes.
In 2020, we formed a Diversity, Equity and Inclusion Leadership Council, which reports directly to our CEO and assists us in maintaining best practices and behaviors to enhance inclusion and promote equity and diversity, and in 2021, we formed an Employee Resource Group to further these initiatives. Also, in 2021, our CEO signed the CEO Action for Diversity & Inclusion™ pledge, which is the largest CEO-driven business commitment to advance diversity and inclusion in the workplace. We regularly feature diversity, equity and inclusion themes in our trainings and community events, such as our Big Brain Days. In addition, our summer internship program is focused on growing diversity through hiring early-in-career talent. Furthermore, to ensure ample diversity of job candidates, we utilize targeted recruitment and partnerships with diversity and inclusion-focused organizations such as Jopwell, a community and job board for diverse professionals, and ICSC Launch Academy, a program providing summer internship opportunities for racially diverse undergraduate students. In 2021, our diversity and inclusion goals were formalized and outlined in our 2021 Corporate Responsibility Report, and we will measure and report on our progress annually to provide greater transparency and accountability.

At year-end 2021, approximately 52% of our employees were female, in line with the industry benchmark of 53%. We have several women in key leadership positions, including our Executive Vice President, Chief Financial Officer and Treasurer, our Executive Vice President, Chief Talent Officer, and multiple Senior Vice Presidents, among others.

We strive for pay equity as it relates to gender, race, and ethnicity in all roles across the organization. We periodically review compensation to ensure that we are achieving that goal. We are proud to report that at the senior executive levels, including Executive Vice Presidents and Senior Vice Presidents, we have no gender pay gap. For associates below those levels, we analyze compensation on a role/similar-role basis and the adjusted gender pay

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 18

ratio for total compensation at these levels is less than the U.S. gender pay gap. We similarly analyze pay ratios related to our racially and ethnically diverse team members where again, we are proud to report there is on average no pay gap across the Company.
Additional detailed information regarding diversity, equity and inclusion at our Company can at https://www.brixmor.com/why-brixmor/careers/social/brixmor-culture/diversity-inclusion.
CORPORATE GOVERNANCE
Our Board is committed to strong corporate governance practices and to conducting business according to the highest ethical standards. We believe we have structured our corporate governance in a manner that closely aligns our interests with those of our stockholders. We have been recognized consistently for our outstanding corporate governance by Green Street, ranking #2 across the entire REIT sector for corporate governance, and Institutional Shareholders Services (ISS), receiving the highest possible corporate governance score (1/10), which represents the lowest level of governance risk. In addition, Institutional Investor magazine ranked the Company second among mid-cap REITs for Crisis Management—COVID-19.
Investor Engagement
Our focus on strong corporate governance is supported by transparency, high-quality disclosure, and investor engagement. We value the outlook and opinions offered by our investors and believe that ongoing dialogue is an important component of our governance practices. Through a strategic, proactive outreach program, we have meaningful discussions with our investors regarding business and industry trends and market conditions, our operational strategy and performance, and our corporate responsibility initiatives and governance practices, while also soliciting their feedback. We share the feedback we receive with our Board of Directors, providing them valuable insight into shareholder views about Brixmor.
In general, we engage with our investors through a mix of in-person and telephonic meetings, industry and broker sponsored conferences, non-deal roadshows, and property tours. In 2021, while most of our interactions were virtual due to the pandemic, we had over 600 equity and fixed income investor touchpoints and connected with the majority of our actively managed investors. We supplemented traditional outreach methods with new virtual events, including two Company-hosted panels focused on the leasing environment and the depth of our leasing team, as well as a simulated property tour.
Additional detailed information regarding our Corporate Responsibility strategy can be found in our Corporate Responsibility Report at https://www.brixmor.com/why-brixmor/corporate-responsibility and in our investor relations presentations.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 19

>	PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Nine nominees will be proposed for election as directors at the Annual Meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. Our nominees were selected by the Board, based on the recommendation of the Nominating and Corporate Governance Committee. All nine nominees currently serve on our Board of Directors. Ms. Lawrence, whom the Board appointed in December 2021, was initially identified as a director candidate by a third-party search firm. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of a substitute nominee selected by our Board of Directors, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our bylaws.
CHARACTERISTICS OF BOARD OF DIRECTOR NOMINEES
8/9	3/9	1/9	61	6
Independent directors	Female directors	Racially Diverse (African American)	Average director age	Average director tenure (in years)
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2022
We believe that each of our director nominees possess the professional and personal qualifications necessary for effective service as a director and, that together, our directors have a complementary balance of knowledge, experience, and capabilities that will best serve the Company and its stakeholders. We also believe that each nominee has a reputation for integrity, adherence to the highest ethical standards, sound business judgment, and willingness to represent the long-term interests of our stakeholders. The following chart shows a summary of the director nominees’ skills and core competencies.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 20

	James M. Taylor Jr.	John G. Schreiber	Michael Berman	Julie Bowerman	Sheryl M. Crosland	Thomas W. Dickson	Daniel B. Hurwitz	Sandra A. J. Lawrence	William D. Rahm
Leadership Expertise
Chief Executive Officer	✔	✔	—	—	—	✔	✔	✔	—
Other Current or Past Public Company Board	—	✔	✔	—	—	✔	✔	✔	✔
Non-Profit Executive or Board Member	✔	✔	—	✔	✔	✔	✔	✔	✔

Financial Expertise
Chief Financial Officer	✔	—	✔	—	—	—	—	✔	—
Investment / Financial	✔	✔	✔	—	✔	✔	✔	✔	✔
Private Equity	—	✔	—	✔	—	—	✔	—	✔

Other Professional Expertise
Industry Expertise
Real Estate	✔	✔	✔	—	✔	✔	✔	✔	✔
Construction / Redevelopment	✔	✔	✔	—	✔	✔	✔	✔	—
Retail / Omnichannel Retail	—	—	—	✔	—	✔	✔	—	—
Operational Expertise
Data, Predictive, or Advanced Analytics	—	—	—	✔	—	✔	—	✔	—
Consumer / Marketing	—	—	—	✔	—	✔	—	✔	—
Human Capital	✔	✔	✔	—	—	✔	✔	✔	—
Operations	✔	✔	—	—	—	✔	✔	✔	—
Legal	✔	—	✔	—	—	—	—	—	✔
Corporate Responsibility and ESG	✔	✔	✔	✔	—	✔	—	✔	—
Risk Management	✔	✔	✔	—	—	✔	✔	✔	—
Cybersecurity / Data Protection	—	—	✔	—	—	—	—	✔	—

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 21

The following information describes the offices and other business directorships held and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below. The biographical description provided for each nominee includes the specific experience, qualifications, attributes, and skills that led to the conclusion by the Board that such person should serve as a director.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 22

>	DIRECTOR NOMINEES
James M. Taylor Jr. Age 55 Director since 2016
Mr. Taylor has served as our Chief Executive Officer and President since May 2016 and as a director since June 2016. Mr. Taylor has more than 25 years of experience in the commercial real estate industry. From 2012 until joining Brixmor, he was Executive Vice President – Chief Financial Officer and Treasurer for Federal Realty Investment Trust, a real estate investment trust, and a member of Federal Realty’s executive and investment committees. At Federal Realty, he was also responsible for sourcing and evaluating business development opportunities for its east coast portfolio, as well as for operational oversight of its southeast portfolio. From 1998 to 2012, Mr. Taylor was a Senior Managing Director and the head of real estate investment banking at Eastdil Secured / Wells Fargo where he successfully completed over $100 billion of public debt and equity offerings, M&A transactions, asset and portfolio sales, private equity placements, mortgage financings and bank loans for his real estate clients. Prior to joining Eastdil Secured, Mr. Taylor practiced corporate and securities law at the law firm Hunton & Williams, with a focus on equity REITs, and also worked as a senior accountant for the accounting firm Price Waterhouse in Washington, D.C. Mr. Taylor is a trustee and a member of the Executive Board of ICSC and serves on the Executive Board for Nareit. He is also a member of the Urban Land Institute (“ULI”). He received a B.S. and J.D. from the University of Virginia. In determining that he should serve as a director, our Board considered Mr. Taylor’s extensive experience over more than 25 years in the commercial real estate industry and his knowledge of our business and portfolio as our Chief Executive Officer.

John G. Schreiber Age 75 Director and Chair since 2013 Committee membership: • Compensation • Nominating & Corporate Governance
Mr. Schreiber has served as a Director since 2013. Mr. Schreiber is the President of Centaur Capital Partners, Inc. In December 2015, he retired as a Partner and Co-Founder of Blackstone Real Estate Advisors (“BREA”). As Co-Chairman of the BREA Investment Committee, Mr. Schreiber oversaw all Blackstone real estate investments since its founding in 1992. Prior thereto, Mr. Schreiber served as Chairman and Chief Executive Officer of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. Mr. Schreiber currently serves on the Board of Directors of JMB Realty Corp. and is a Trustee of Loyola University. He is a past Board member of AMLI Residential Properties Trust, Inc., Blackstone Mortgage Trust, Inc., GGP Inc., Hilton Worldwide Inc., Host Hotels & Resorts, Inc., Hudson Pacific Properties, Inc., Invitation Homes, The Rouse Company and Urban Shopping Centers, Inc. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School. In determining that he should serve as a director, our Board considered Mr. Schreiber’s extensive experience with, and strong record of success in investing in, real estate-related assets, as well as his significant experience in serving as a director of various other companies, including real estate companies.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 23

Michael Berman Age 64 Director since 2013 Committee membership: • Audit (Chair)
Mr. Berman has served as a Director since 2013. From December 2011 until January 2018, Mr. Berman served as Chief Financial Officer of GGP Inc. (“GGP”) and oversaw its finance, accounting, capital markets, treasury, investor relations and corporate communications functions. From September 2003 until he joined GGP in 2011, Mr. Berman served as Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties (formerly Manufactured Home Communities). During 2003, Mr. Berman was an associate professor at the New York University Real Estate Institute. From 1997 to 2002 Mr. Berman served as a managing director in the investment banking department at Merrill Lynch & Co. Mr. Berman currently serves on the boards of Jaguar Global Growth Corporation I, where he serves as Chair of the Audit Committee, and Skyline Champion Corp., where he serves on the Governance and Nominating Committee and as the Chairman of the Audit Committee. He is a past board member of Mack-Cali Realty Corporation. Mr. Berman holds an M.B.A. from Columbia University Graduate School of Business, a J.D. from Boston University School of Law and a bachelor’s degree from Binghamton University in New York. In determining that he should serve as a director, our Board considered his over 35 years of combined experience in the real estate and financial industries, including the retail property sector in particular, and his familiarity with financial reporting and accounting matters.

Julie Bowerman Age 53 Director since 2019 Committee membership: • Nominating & Corporate Governance (Chair)
Ms. Bowerman has served as a Director since February 2019. Ms. Bowerman is currently the Chief Marketing and Ecommerce Officer of Kellogg Company, a food manufacturing company, and previously served as Kellogg Company’s Chief Global Digital Consumer and Customer Experience Officer. Prior to joining Kellogg in 2019, Ms. Bowerman served as the Senior Vice President, Digital Engagement and eCommerce at The Hain Celestial Group, Inc., a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Prior to joining The Hain Celestial Group, Inc. in 2017, she spent over 20 years at The Coca-Cola Company, serving in various roles, including, most recently as Global Vice President, eCommerce, Shopper Marketing and Digital from 2015 to 2017, and as the Vice President and General Manager, eCommerce, North America from 2013-2015. Ms. Bowerman attained a BA, Communications from the University of Dayton and a Masters in Advertising from Michigan State University. In determining that she should serve as a director, our Board considered Ms. Bowerman’s extensive experience in physical and digital commerce, marketing, omni channel sales and consumer products businesses.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 24

Sheryl M. Crosland Age 69 Director since 2016 Committee membership: • Audit
Ms. Crosland has served as a Director since December 2016. Ms. Crosland most recently served as Managing Director and Retail Sector Head at JP Morgan Investment Management’s Global Real Assets Group from 1998 until 2014. She spent over 30 years with JP Morgan in various positions in real estate investment management and served on the Board of Directors of Donahue Schriber Realty Group and Edens Investment Trust. Ms. Crosland attained a B.S. from Furman University and a Master of Science in Industrial Management from Georgia Institute of Technology and is a certified public accountant. In determining that she should serve as a director, our Board considered Ms. Crosland’s extensive experience in the real estate industry, in particular her familiarity with real estate investment, ownership and operational experience.

Thomas W. Dickson Age 66 Director since 2015 Committee membership: • Compensation
Mr. Dickson has served as a Director since 2015. Mr. Dickson most recently served as Chief Executive Officer of Harris Teeter Supermarkets Inc. (“Harris Teeter”), a leading regional supermarket chain of more than 200 supermarkets, primarily in the Southeastern and Mid-Atlantic United States, from February 1997 until Harris Teeter’s sale to The Kroger Co. in January 2014, and also served as Chairman of the Board of Harris Teeter from March 2006 until January 2014. Prior to becoming Chief Executive Officer, Mr. Dickson served as President of Harris Teeter from February 1997 through March 2012 and as Executive Vice President of Harris Teeter from February 1996 to February 1997. From February 1994 to February 1996, Mr. Dickson served as President of American & Efird, Inc., Harris Teeter’s former A&E subsidiary, and from February 1991 to February 1994 he served as Executive Vice President of American & Efird, Inc. Mr. Dickson currently serves on the Board of Directors of Dollar Tree, Inc., where he serves on the Compensation Committee. He previously served on the Board of Directors of Conagra Brands, Inc. and The Pantry, Inc. Mr. Dickson attained a B.A. and M.B.A. from the University of Virginia. In determining that he should serve as a director, our Board considered Mr. Dickson’s extensive operational experience and expertise in the supermarket grocery business, his broad real estate knowledge and his substantial public company Board experience.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 25

Daniel B. Hurwitz Age 58 Director since 2016 Committee membership: • Compensation
Mr. Hurwitz has served as a Director since 2016. Mr. Hurwitz is the Founder and Chief Executive Officer of Raider Hill Advisors, LLC, a private real estate investment and retail advisory firm located in New York City. From February 2016 through May 2016, he served as the Interim Chief Executive Officer and President of Brixmor Property Group. Prior to founding Raider Hill Advisors, LLC, Mr. Hurwitz served as Chief Executive Officer of DDR Corp. (“DDR”), a NYSE listed real estate investment trust, from January 2010 until December 2014, and prior thereto since 1999 held numerous executive positions at DDR. Mr. Hurwitz formerly served as Chairman of the Board of Trustees Executive Committee of ICSC. He previously served as a member of the Nareit Executive Board of Governors and Governance Committee and was on the Board of Directors of Boscov’s Department Store, Inc., CubeSmart, DDR Corp., GGP Inc. and Sonae Sierra Brasil, SA. Mr. Hurwitz is a graduate of Colgate University. In determining that he should serve as a director, our Board considered Mr. Hurwitz’s extensive management experience as chief executive officer of another publicly-traded real estate investment trust and interim Chief Executive Officer of the Company, his extensive experience with shopping centers and his extensive experience as a director of other public real estate companies.

Sandra A. J. Lawrence Age 64 Director since 2021 Committee membership: • Audit
Ms. Lawrence has served as a Director since 2021. Ms. Lawrence most recently served as Executive Vice President and Chief Administrative Officer of The Children’s Mercy Hospital and Clinics (“CMH”) from 2016 until 2019 and as the Chief Financial Officer of CMH from 2005 until 2016. Ms. Lawrence currently serves on the Boards of Directors of Delaware Funds by Macquarie Mutual Funds Trust, where she serves on the Audit and Investments Committees, Evergy, Inc., where she serves as Chair of the Nominating, Governance, and Sustainability Committee and on the Compensation Committee, and Sera Prognostics, Inc. Ms. Lawrence previously served on the Board of Directors of American Shared Hospital Services, where she served as the Chair of the Audit Committee and on the Nominating and Corporate Governance Committee. Ms. Lawrence graduated from Vassar College and holds an M.B.A. from Harvard University and a Master of Architecture from the Massachusetts Institute of Technology. In determining that she should serve as a director, our Board considered Ms. Lawrence’s extensive leadership experience, financial and corporate governance expertise and her public company board experience, as well as her senior role in a diverse range of organizations.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 26

William D. Rahm Age 43 Presiding Independent Director since 2013 Committee membership: • Compensation (Chair) • Nominating & Corporate Governance
Mr. Rahm has served as a Director since 2013. Mr. Rahm is a Senior Managing Director of Centerbridge Partners, L.P., which he joined at its inception in 2006. He currently leads the firm’s real estate investment activities. Prior to joining Centerbridge, Mr. Rahm was a member of Blackstone’s real estate private equity group, where he completed investments in lodging businesses and real estate assets. Mr. Rahm currently serves on the Boards of Directors of Great World Resorts, Inc., Merit Hill Holdings REIT LLC, Radius Global Infrastructure, Inc., where he also serves on the Compensation Committee, and Suntex Marina Investors LLC, where he serves on the Compensation Committee. Mr. Rahm previously served on the Board of Directors of Carefree Communities, Inc., and Extended Stay America, Inc. Mr. Rahm graduated cum laude from Yale College. He received his J.D. cum laude from Harvard Law School and his M.B.A. with distinction from Harvard Business School. In determining that he should serve as a director, our Board considered Mr. Rahm’s extensive experience in real estate and investments and his significant understanding of issues and risks that affect the Company.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 27

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
The business and affairs of the Company are managed under the direction of our Board, as provided by Maryland law, and the Company conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.
We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
•
Our Board is not classified and each of our directors is subject to re-election annually, and we will not classify our Board in the future without the approval of our stockholders;

•
Our directors may be removed by the vote of a majority of the votes entitled to be cast and our Board may not increase the vote required to remove a director without stockholder approval;

•
We have fully independent Audit, Compensation, and Nominating and Corporate Governance Committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•
Our Board has an independent Chair and a Presiding Independent Director;

•
All members of our Audit Committee are “financial experts” as defined by applicable SEC regulations;

•
Each senior officer (our Chief Executive Officer, Chief Financial Officer, and each Executive Vice President) is expected to own common stock or common stock equivalents equal in market value to at least three to six times his or her annual base salary, depending on his or her position;

•
Our employees (including our executive officers) and members of our Board are prohibited from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes buying or selling puts, calls, options, or similar Company-based derivative securities, including for hedging purposes;

•
Our directors are elected by a vote of a majority of votes cast in uncontested elections, and in the event that an incumbent director fails to receive a majority of votes cast in an uncontested election, such incumbent director is required to submit his or her resignation to the Board, which will decide what action to take on the resignation, and the decision will be publicly disclosed;

•
We have opted out of the Maryland unsolicited takeover, business combination and control share acquisition statutes, and in the future will not opt in without stockholder approval;

•
We do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval;

•
We have adopted proxy access pursuant to which stockholders owning at least 3% of our common stock for at least three years may nominate the greater of up to 20% of the Board or two directors; and

•
Stockholders holding a majority of outstanding shares have the right to amend, alter, or repeal our bylaws, or adopt new bylaws, at a duly called meeting of stockholders.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 28

OUR COMMITMENT TO BOARD REFRESHMENT
We believe the quality, focus, and diversity of skills and experience on our Board have been a key driver of the Company’s success and that the strength of our Board is a competitive advantage. Our Nominating and Corporate Governance Committee believes that maintaining this advantage requires thinking about Board refreshment and succession planning strategically and not just reacting to isolated replacements. To that end, in considering Board refreshment and succession planning, the Nominating and Corporate Governance Committee takes into account, among other things, its assessment of the skills the Board currently needs and will need in the future, its assessment of the degree to which the current directors satisfy these skills, feedback from annual Board and committee self-evaluations, and expectations of upcoming Board vacancies.
This strategic approach to refreshment is reflected in our current Board composition and in our recent track record. The average Board member tenure is only six years and two of our directors have served for five years or less. Our last two Board appointments illustrate the effectiveness of the Nominating and Corporate Governance Committee’s approach to refreshment: (i) the appointment of Julie Bowerman, currently the Chief Marketing and Ecommerce Officer at the Kellogg Company, addressed, among other things, the Board’s strategic goals of increasing its expertise in digital and e-commerce and expanding gender diversity, and (ii) the appointment of Sandra Lawrence, a seasoned executive with senior leadership experience in the health care, real estate, and packaging industries, addressed, among other things, the Board’s strategic goals of further building on the Board’s financial expertise, increasing public company board experience, and expanding racial and gender diversity.
In identifying Board candidates, the Nominating and Corporate Governance Committee solicits input from a variety of sources, including existing directors, senior management, and executive search firms, in order to identify candidates that will best contribute to the Board. In addition, in order to further advance its goal of Board racial, ethnic, and gender diversity, the Nominating and Corporate Governance Committee requires that any candidate list include diverse candidates.
DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS
Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 29

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. Berman, Dickson, Hurwitz, Rahm, and Schreiber and Mses. Bowerman, Crosland, and Lawrence is independent for purposes of all applicable NYSE standards, including with respect to committee service. Our Board has also determined that each of Mr. Berman and Mses. Crosland and Lawrence is “independent” for purposes of Section 10A(m)(3) and each of Messrs. Dickson, Hurwitz, Rahm, and Schreiber is “independent” for purposes of Section 10C(b) of the Exchange Act.
In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).
BOARD STRUCTURE
Our Board is led by the Chair, which is purposely separate from the Chief Executive Officer position. Accordingly, Mr. Schreiber serves as Chair, while Mr. Taylor serves as our Chief Executive Officer and President. Our Board believes that this structure is appropriate corporate governance for us at this time and best encourages the free and open dialogue of competing views while providing for strong checks and balances. Additionally, Mr. Schreiber’s attention to Board and committee matters allows the Chief Executive Officer to focus more specifically on overseeing the Company’s day to day operations and long-term strategic planning.
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members, and the annual meeting of stockholders. During the year ended December 31, 2021, the Board held four meetings. All of our directors attended at least 75% of the aggregate of the meetings of the Board and the Committees on which they serve. All nine of our then-serving directors attended the 2021 virtual Annual Meeting of Stockholders.
PROXY ACCESS
Our bylaws provide for proxy access, thereby giving our stockholders an even greater voice in director elections. A stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years may include in our proxy materials director nominees constituting up to the greater of 20% of the number of directors on the Board or two directors, provided that the stockholder(s) and the nominees satisfy the eligibility requirements in our bylaws. There are no qualifying stockholder nominations for inclusion in our proxy statement.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 30

BOARD COMMITTEES
AUDIT COMMITTEE

Requirements:
•
All members are “independent,” in accordance with the Committee’s charter and the applicable NYSE listing standards related to Boards of Directors in general and audit committees in particular

•
Each of the members of the Audit Committee is “financially literate” within the meaning of the NYSE listing standards

•
In addition, our Board has determined that each of the members of the Audit Committee qualifies as an audit committee financial expert as defined by applicable SEC regulations

•
Mr. Berman’s qualification is based on, among other things, his 15 years of experience as a Chief Financial Officer of two public real estate companies

•
Ms. Crosland’s qualification is based on, among other things, her education as a certified public accountant, her more than 30 years of experience in real estate investment management, and her service on the audit committees of several private real estate companies

•
Ms. Lawrence’s qualification is based on, among other things, her ten years of experience as Chief Financial Officer of a not-for-profit research technology company and a children’s hospital, as well as her service on several public company audit committees

Duties and responsibilities:
•
Carries out the responsibilities and duties delegated to it by the Board, including oversight of our financial reporting policies, our internal controls, and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes

•
Selects our independent registered public accounting firm and reviews and evaluates its qualifications, performance, and independence

•
Reviews and pre-approves the audit and non-audit services and the payment of compensation to the independent registered public accounting firm

•
Reviews reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls

•
Reviews and discusses with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC

•
Oversees the Company’s risk management policies and procedures (see “Oversight of Risk Management” below) and reviews and discusses with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management

•
Reviews the work of our internal audit function

•
Reviews and oversees the Company’s privacy, information technology, and cybersecurity risk exposures

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 31

COMPENSATION COMMITTEE

Requirements:
•
All members are “independent,” in accordance with the Committee’s charter and the applicable NYSE listing standards related to Boards of Directors in general and compensation committees in particular

Duties and responsibilities:
•
Establishes and reviews the overall compensation philosophy of the Company

•
Reviews and approves corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any

•
Evaluates the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent Directors (as directed by the Board), determines and approves the annual salary, bonus, equity- based incentives, and other benefits, direct and indirect, of the Chief Executive Officer

•
Reviews and approves, or makes recommendations to the Board, on the annual salary, bonus, equity-based incentives, and other benefits, direct and indirect, of the other executive officers

•
Reviews and approves, or makes recommendations to the Board with respect to, all incentive compensation and equity-based plans and awards granted thereunder, including those plans that are subject to the approval of the Board and any plans that are not otherwise subject to the approval of the Company’s stockholders

•
Oversees the activities of the individuals responsible for administering all incentive compensation and equity-based compensation plans

•
Monitors compliance by executives with the rules and guidelines of the Company’s equity-based plans

•
Reviews and monitors all employee retirement, profit sharing, and benefit plans of the Company

•
Oversees the preparation of the Compensation Discussion and Analysis and determines whether or not to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC

Additional items of note:
The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 32

In 2021, James M. Taylor Jr., our President and Chief Executive Officer, participated in discussions and deliberations with the Compensation Committee regarding determinations of annual cash and equity incentive awards for our executive officers. Specifically, he made recommendations to the Compensation Committee regarding executive salaries, equity awards, the performance targets used under our annual bonus plan, and the amounts of annual cash incentive awards. Mr. Taylor did not participate in deliberations regarding his own compensation.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Requirements:
•
All members are “independent,” in accordance with the Committee’s charter and applicable NYSE listing standards

Duties and responsibilities:
•
Establishes the criteria for the selection of new directors

•
Identifies, evaluates and recommends to the Board individuals to be nominated as directors, including those recommended by stockholders

•
Conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates

•
Considers questions of independence and possible conflicts of interest of members of the Board and executive officers

•
Oversees the evaluation of the Board, its committees, as applicable, and management

•
Recommends members of the Board to serve on the committees of the Board and, where appropriate, recommends the removal of any member of any committee

•
Oversees the Company’s activities relating to corporate social responsibility and sustainability matters and develops guidelines related to such matters

•
Oversees and reviews the Company’s policies relating to human capital matters, including with respect to diversity, equity and inclusion, employee engagement, and culture

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 33

OVERSIGHT OF RISK MANAGEMENT
The Board oversees risk management related to us and our business and accomplishes this oversight through regular reporting by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting, and financial practices, including the integrity of our financial statements, our administrative and financial controls, and our compliance with legal and regulatory requirements.
Through regular meetings with management, including the finance, legal, information technology, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and various mitigating factors. In addition, our Board receives periodic detailed financial and operational updates from management.
CYBERSECURITY
We are committed to cybersecurity and vigilantly protecting all Company resources and information from unauthorized access. The Company has implemented a strategic approach to cybersecurity based on the National Institute of Standard in Technology (NIST) framework and performs annual cybersecurity penetration tests and formal cyber security maturity assessments via a third party to ensure that we are consistent with security best practices. The Company’s cybersecurity approach incorporates a layered portfolio of technology products and tools, documented policies, end-user training, and dedicated resources to manage and monitor the evolving threat landscape. We employ dedicated cybersecurity personnel to focus on preventing, identifying, and detecting cybersecurity risks. We use advanced next generation protection technologies to rapidly detect and investigate any evidence of malicious activity, which allows us to quickly isolate systems to contain and prevent damage and restore systems. Incidents are required to be internally reported, including to the Board of Directors, if material or appropriate. The Audit Committee is responsible for overseeing cybersecurity risks and management provides the Audit Committee with updates on current cybersecurity projects and industry trends on at least a quarterly basis. Our cybersecurity personnel regularly evaluate risks and opportunities to improve our cybersecurity program. We have a fully-developed Incident Response Plan and we perform annual tabletop exercises. In addition, controls related to the Company’s information technology environment are tested as part of our Sarbanes-Oxley audit. Lastly, the Company maintains stand-alone cyber insurance coverage that, among other things, covers third party liability as well as additional coverage for social engineering fraud, funds transfer fraud, and invoice manipulation fraud.
COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.
Our Corporate Governance Guidelines, our Audit, Compensation, and Nominating and Corporate Governance Committee charters, and other corporate governance information are available on the Governance page of the Investors section on our website at

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 34

https://investors.brixmor.com/leadership-governance/governance-documents-policies/default.aspx. Any stockholder may also request them in print, without charge, by contacting the Secretary at Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.
EXECUTIVE SESSIONS
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. In accordance with our Corporate Governance Guidelines, the independent directors have elected Mr. Rahm from among themselves to serve as the Presiding Independent Director to call and preside at executive sessions. The Audit and Compensation Committees also meet regularly in executive sessions.
STOCK OWNERSHIP GUIDELINES
The Board has implemented stock ownership guidelines, which are included in our Corporate Governance Guidelines referenced above. The Board may, in its sole discretion, grant exceptions to the guidelines outlined below.
GUIDELINES FOR SENIOR OFFICERS
•
Each senior officer (our Chief Executive Officer, Chief Financial Officer, and each Executive Vice President) is expected to own common stock or common stock equivalents equal in market value to a specified multiple of his or her annual base salary as outlined below:

6x	4x	3x
Multiple of base salary	Multiple of base salary	Multiple of base salary
Chief Executive Officer	Chief Financial Officer	All other senior officers

•
New officers that are subject to the ownership guidelines are expected to be in compliance by the fifth anniversary of their appointment to the position that results in application of the ownership guidelines

•
Each of our named executive officers currently owns shares of common stock or common stock equivalents equal to or greater than their respective ownership guideline

GUIDELINES FOR INDEPENDENT DIRECTORS
•
Each independent director is expected to own our common stock or common stock equivalents equal in market value to five times the cash portion of such independent director’s annual Board fee for the preceding year (exclusive of committee or chair fees) within five years of joining the Board

•
Each independent director that has served on the board for five years owns shares of common stock or common stock equivalents equal to or greater than this ownership guideline

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 35

For purposes of the stock ownership guidelines applicable to both senior officers and independent directors, (i) restricted stock and (ii) earned restricted stock units, which are only subject to a time vesting requirement, count towards such requirement.
CODE OF BUSINESS CONDUCT AND ETHICS AND CODE OF CONDUCT FOR SENIOR FINANCIAL OFFICERS
We have a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and a Code of Conduct for Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Each of these codes is available on our website under Investors: Leadership & Governance: Governance Documents & Policies.
The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws (including insider trading laws), use of our assets, business conduct, and fair dealing. The Code of Conduct for Senior Financial Officers satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or any waivers of the Code of Business Conduct and Ethics or Code of Conduct for Senior Financial Officers granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website.
As described in our Code of Business Conduct and Ethics, the Company’s directors, officers, and employees are provided with three avenues through which they can report violations or suspected violations with respect to accounting or auditing matters: a toll-free phone number, in writing, and a website. The toll-free phone number for directors, officers, and employees is available 24 hours a day, seven days a week. Directors, officers, and employees may report any violation of the Code of Business Conduct and Ethics that does not concern accounting or auditing matters either in writing or in person. Violations or suspected violations of the Code of Conduct for Senior Financial Officers must be reported to the Company’s General Counsel or the Chair of the Audit Committee of the Board of Directors and may be made in person, in writing, or through a toll-free phone number. Directors, officers, and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer, or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.
DIRECTOR NOMINATION PROCESS
The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence, and skills of potential candidates and recommends nominees for election as directors to the Board. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses overall Board composition considerations, including the importance of diversified Board membership, in terms of both the individuals involved and their various skills and areas of expertise (including expertise that could qualify a director as an “audit committee financial expert” under SEC rules), compliance with NYSE and SEC Board and Committee independence requirements, as applicable, and the size of

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 36

the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, familiarity with our business and industry, independence of thought, and his or her ability to work collegially with the other members of the Board. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources. The Nominating and Corporate Governance Committee may also, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.
When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business, the Board focused primarily on the information contained in each of the Board member’s biographical information set forth above.
Each of the Company’s Directors:

•
Possess high ethical standards

•
Act with integrity

•
Exercise careful, mature judgment

•
Is committed to employing his or her skills and abilities to aid the long-term interests of the Company’s stockholders and other stakeholders

•
Is knowledgeable and experienced in one or more business, government, or civic endeavors

•
Is able to evaluate risk management and understands our process for assessing risk

•
Is familiar with corporate finance and strategic business planning activities unique to publicly-traded companies

In addition, most of the Company’s directors possess experience in both (i) owning and/or managing publicly traded or privately held enterprises and (ii) advising and managing companies in various segments of the real estate industry.
In 2022, the director nomination process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination of, the nine incumbent directors named in this proxy statement and proposed for election by you at the upcoming Annual Meeting.

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The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017. Stockholders must comply with the advance notification, timeliness, consent, information, and other requirements of our Bylaws regarding director nominations. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration. The foregoing requirements are also described under the caption “Stockholder Proposals for the 2023 Annual Meeting.” In addition, stockholders have proxy access rights pursuant to which stockholders owning at least 3% of our common stock for at least three years may nominate the greater of up to 20% of the number of directors on the Board or two directors. The deadline for submission of proxy access nominees is described under the caption “Proxy Access Nominees.”
COMMUNICATIONS WITH THE BOARD
As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the Chair, the Presiding Independent Director, the chair of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sending it by:
• Mail to:	• Email to:
Brixmor Property Group Inc. c/o General Counsel 450 Lexington Avenue New York, New York 10017	PresidingIndependentDirector@brixmor.com
Such communications may be done confidentially or anonymously.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 38

EXECUTIVE OFFICERS OF THE COMPANY
Set forth below is certain information regarding each of our current executive officers, other than Mr. Taylor, whose biographical information is presented under “Director Nominees.”
Angela Aman Age 42 Executive since: 2016
Ms. Aman has served as Executive Vice President, Chief Financial Officer and Treasurer of Brixmor Property Group since May 2016. From August 2015 to May 2016, she served as Executive Vice President and Chief Financial Officer of Starwood Retail Partners. She joined Retail Properties of America, Inc. in July 2011 and from January 2012 to May 2015 she served as Executive Vice President, Chief Financial Officer and Treasurer, helping to oversee the company’s initial public offering. From June 2005 to July 2011, she was a member of the RREEF real estate securities team, serving as an investment analyst and later as a Portfolio Manager. From June 2001 to June 2005, she was a member of real estate investment banking group at Deutsche Bank Securities, Inc. Ms. Aman currently serves on the Board of Trustees of Equity Residential, where she is a member of the Audit Committee. She received a B.S. in Economics from The Wharton School, University of Pennsylvania.

Brian T. Finnegan Age 41 Executive since: 2014
Mr. Finnegan has served as Executive Vice President, Chief Revenue Officer since February 2020, and previously served as Executive Vice President, Leasing from November 2014 through February 2020. From January 2009 through October 2014, Mr. Finnegan served as our Senior Vice President, Leasing & Redevelopment for the West region. From October 2007 until December 2008, he was Vice President, Redevelopment, and from June 2006 through October 2007 served as Regional Vice President, Leasing. He joined Kramont Realty Trust, a predecessor of Brixmor, in 2004 as a Senior Leasing Associate. Mr. Finnegan serves as the 2022 Chair of the Board of Directors of the ICSC Foundation. Mr. Finnegan received a B.A. from Duquesne University.

Mark T. Horgan Age 46 Executive since: 2016
Mr. Horgan has served as Executive Vice President, Chief Investment Officer of Brixmor Property Group since May 2016. From 2007 to May 2016, he was a Managing Director and senior member of the retail team at Eastdil Secured, where he advised retail real estate companies in investment underwriting, investor sourcing and capital markets transactions. Prior to joining Eastdil Secured, Mr. Horgan held positions at Federal Realty Investment Trust and Mills Corporation. He received a B.S. in Business Administration from The State University of New York at Buffalo.

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Steven F. Siegel Age 61 Executive since: 2007
Mr. Siegel has served as Executive Vice President, General Counsel and Secretary since April 2007 and also Secretary since May 2007. From March 2002 to April 2007, Mr. Siegel was Executive Vice President of New Plan Excel Realty Trust, Inc. and was its General Counsel since 1991. Mr. Siegel joined New Plan Excel Realty Trust, Inc. in 1991 and was a Senior Vice President from September 1998 to March 2002. Mr. Siegel received a B.S. and a J.D. from St. John’s University.

Carolyn Carter Singh Age 59 Executive since: 2010
Ms. Singh has served as Executive Vice President, Chief Talent Officer since January 2017. Ms. Singh previously served as Executive Vice President, Human Resources & Administration from July 2010 until January 2017. From April 2007 through July 2010, Ms. Singh served as our Senior Vice President, Human Resources & Administration. Until April 2007, she was Senior Vice President, Human Resources & Administration of New Plan Excel Realty Trust, Inc., having joined New Plan Excel Realty Trust, Inc. as Director of Human Resources in 2001. Ms. Singh serves as co-chair of Nareit’s Social Responsibility Council for the Nareit Dividends through Diversity program. Ms. Singh received a B.A. from Rowan University.

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>	PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022. Deloitte & Touche LLP has served as our independent registered public accounting firm since May 2015.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of Deloitte & Touche LLP are expected to be present at the virtual Annual Meeting. They will also have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
AUDIT AND NON-AUDIT FEES
In connection with the audit of the 2021 financial statements, we entered into an agreement with Deloitte & Touche LLP that set forth the terms by which Deloitte & Touche LLP would perform audit services for the Company.
The following table presents fees billed for professional services rendered by Deloitte & Touche LLP for the audit of our financial statements for 2021 and 2020 and fees billed for other services rendered by Deloitte & Touche LLP for those periods:
	2021	2020
Audit fees(1)	$1,467,703	$1,382,330
Audit-related fees	—	—
Tax fees(2)	257,462	305,298
All other fees	—	—
Total:	$1,725,165	$1,687,628

(1)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements and the review of financial statements included in Forms 10-Q and Forms 10-K, including fees related to the issuance of comfort letters and consents. The fees are for services that are normally provided by Deloitte & Touche LLP in connection with statutory or regulatory filings or engagements.

(2)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice, and tax planning.

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The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.
Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for, and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

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REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter that is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under the discussion of  “The Board of Directors and Certain Governance Matters—Committee Membership—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation, and integrity of our financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Michael Berman, Chair
Sheryl M. Crosland
Sandra A. J. Lawrence

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>	PROPOSAL NO. 3 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in these proxy materials a separate resolution, subject to stockholder vote, to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 46 to 71. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of proposal No. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 46 to 71, as well as the discussion regarding the Compensation Committee on pages 32 to 33. We expect that we will conduct the next advisory vote on executive compensation at the 2023 annual meeting of stockholders.

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REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.
Submitted by the Compensation Committee of the Company’s Board of Directors:
William D. Rahm, Chair
Thomas W. Dickson
Daniel B. Hurwitz
John G. Schreiber

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>	COMPENSATION OF OUR EXECUTIVE OFFICERS AND DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW
Compensation Year 2021 (“CY2021”) Named Executive Officers
•
James M. Taylor Jr., our Chief Executive Officer and President

•
Angela Aman, our Executive Vice President, Chief Financial Officer and Treasurer

•
Mark T. Horgan, our Executive Vice President, Chief Investment Officer

•
Brian T. Finnegan, our Executive Vice President, Chief Revenue Officer

•
Steven F. Siegel, our Executive Vice President, General Counsel and Secretary

Purpose of Compensation Program
Our executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead the Company, and motivate them to develop professionally and contribute to the achievement of our financial and operational goals.
Say on Pay Results
In 2021, stockholders showed support for our executive compensation programs with 97.6% of the votes cast for the approval of the “say on pay” proposal at our 2021 Annual Meeting of Stockholders.

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PRIMARY COMPONENTS OF 2021 EXECUTIVE COMPENSATION
Component	Form	Objective & Explanation	Page
Salary	Cash	• Base level compensation, rewards day-to-day performance and standard job duties • Reflects level of responsibilities and experience/tenure	54
Annual Bonus (“Bonus”)	Cash	• Earned for achievement of annual performance objectives • 2021 performance objectives were Company Financial Metrics (75%) and Individual Goals (25%) • Named executive officers have bonus ranges with Threshold, Target, and Maximum levels represented as percentages of base salary	54
Long Term Incentive (“LTI”)	Performance-based restricted stock units (“PRSUs”) and service-based RSUs with an outperformance modifier	• PRSUs and the outperformance modifier component of service-based RSUs motivate executives to focus on sustained financial performance and longer-term value creation • Provides alignment of interests with stockholders • Performance for PRSUs geared toward total stockholder return over a three-year period • Multi-year vesting periods aid in retention	58
PRIMARY COMPONENTS OF 2021 EXECUTIVE COMPENSATION

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 47

TARGET PAY
Our target pay is heavily weighted towards performance-based and equity-based compensation. Performance-based and equity-based compensation for all named executive officers averages 81% of total compensation.
Composition of Executive Compensation at 2021 Target Levels(1)

(1)
Excludes compensation included in the “All Other Compensation” column of the “Summary Compensation Table.” For more information about this additional compensation, see “Compensation of Our Officers and Directors—Summary Compensation Table.”

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 48

COMPANY PERFORMANCE VERSUS METRICS FOR ANNUAL BONUS PROGRAM
Our annual bonus program features multiple performance metrics designed to reward performance. The financial metrics used are key indicators of the executive team’s effectiveness at leading the broader team in the management of our properties (Same Property Net Operating Income or “SP NOI” or “Same Property NOI”) and our overall business (NAREIT Funds From Operations or “NAREIT FFO”)*.
The diagram below illustrates the achievement level of performance for our 2021 annual bonus plan (“Annual Bonus Plan”).

SP NOI Growth: 8.9%
FFO*: $1.75/sh
MAXIMUM*
Performance Level
SP NOI Growth: 3.0%
NAREIT FFO: $1.71/sh
TARGET*
Performance Level
SP NOI Growth: 1.0%
NAREIT FFO: $1.64/sh
THRESHOLD*
Performance Level
SP NOI Growth: -1.0%
NAREIT FFO: $1.57/sh

* The Compensation Committee provided that maximum, target, and threshold performance levels approved in 2021 for FFO were to be adjusted to exclude non-routine legal expenses and other non-routine or one-time expenses. The adjusted performance levels for FFO set forth herein have been approved by the Compensation Committee.

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EXECUTIVE COMPENSATION PHILOSOPHY AND CORPORATE GOVERNANCE
Our compensation philosophy is based on best practices and our corporate governance standards are designed to align executive compensation with long-term stockholder interests.

WHAT WE DO:
Structure our Board with experienced independent leadership including an independent Chair, a Presiding Independent Director, and knowledgeable independent committee chairs
✔	Design our compensation programs to reflect our culture of pay for performance, with more than three-quarters of named executive officer compensation being performance based
✔	Undertake an annual review of compensation strategies and programs by the Compensation Committee, including our compensation risk profile
✔	Subject cash and equity incentive compensation to clawback provisions
✔	Subject executive officers and directors to robust stock ownership guidelines
✔	Utilize an independent compensation consultant to advise the Compensation Committee
WHAT WE DO NOT DO:
Offer excessive perquisites or special health and welfare plans to executives
Guarantee salary / bonus increases
Allow hedging or pledging of Company stock
Have single trigger cash severance payments in the event of a change-in-control
Provide excise tax gross-ups
Encourage unreasonable risk-taking through compensation

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EXECUTIVE COMPENSATION OBJECTIVES AND PHILOSOPHY
Our primary executive compensation objectives are to:
•
Attract, retain, and motivate executives who are capable of advancing our mission and strategy and ultimately maintain and grow our long-term equity value

•
Reward executives in a manner aligned with our financial performance and individual goals; and

•
Align executives’ interests with our equity owners’ long-term interests through equity participation and ownership

To achieve our objectives, we deliver executive compensation through a combination of the following components: (1) base salary; (2) bonus; (3) LTI; (4) other employee benefits and perquisites; and (5) severance benefits.
SAY-ON-PAY AND SAY-ON-FREQUENCY VOTES
Each year, the Compensation Committee considers the outcome of the stockholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. In 2021, stockholders showed support for our executive compensation programs, with 97.6% of the votes cast for the approval of the “say-on-pay” proposal at our 2021 Annual Meeting of Stockholders. The Compensation Committee believes that this support is attributable to the Compensation Committee’s commitment to the alignment of our named executive officers’ compensation with the Company’s performance.
Our stockholders have historically shown strong support for our policies and practices regarding executive compensation, as illustrated by the annual say-on-pay vote.
Historic Say-On-Pay Votes
2021	97.6%
2020	96.9%
2019	96.7%
2018	93.0%
SEC rules require the vote on the frequency of stockholder votes on executive compensation to be held at least once every six years. In light of the Board’s recommendation and the voting results with respect to the frequency of stockholder votes on executive compensation at the 2020 annual meeting of stockholders, the Board decided that the Company will continue to hold an advisory vote on the compensation of named executive officers at each annual meeting of stockholders until the next required vote on the frequency of stockholder votes on executive compensation. We currently expect the next stockholder vote on frequency to occur at the Company’s 2026 annual meeting.

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CLAWBACK POLICY
The Compensation Committee has implemented a clawback policy, pursuant to which the Company may seek repayment of cash and equity incentive compensation paid to executive officers under certain circumstances. If the Company’s financial results (including GAAP financial statements or non-GAAP financial measures) are restated, the Compensation Committee may recover any incentive compensation received by any covered person during the fiscal years pertaining to the restatement that was in excess of the amount that otherwise would have been paid, giving effect to the restated results.
If the Compensation Committee determines that any covered person has committed fraud or intentional misconduct that either constitutes a violation of law or material breach of Company policy or that could reasonably be expected to result in significant reputational or financial harm to the Company, the Compensation Committee may recover up to 100% of any incentive compensation received by such covered person in the fiscal year during which such misconduct occurred.
COMPENSATION DETERMINATION PROCESS
Role of the Compensation Committee and Management
The Compensation Committee of our Board is responsible for determining the compensation of our Chief Executive Officer and our other named executive officers. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on company performance, retain talent, grow stockholder value, and mitigate material risk. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities and, as described below, utilized its compensation consultant to assist with decisions regarding 2021 compensation, including with respect to the renewal of Mr. Taylor’s employment agreement.
In 2021, Mr. Taylor, our President and Chief Executive Officer, worked with the Compensation Committee in managing our executive compensation program and he attended meetings of the Compensation Committee. He did not attend portions of meetings relating to his own compensation. Because of his daily involvement with the executive team, our President and Chief Executive Officer made recommendations to the Compensation Committee regarding 2021 compensation for the named executive officers other than himself.
Role of the Compensation Consultant
Pay Governance serves as the Compensation Committee’s independent, third-party compensation consultant to provide advice on a range of compensation matters.
Pay Governance reports directly to the Compensation Committee and does not provide services to the Company’s management that are not under the Compensation Committee’s purview. Representatives of Pay Governance have attended meetings of the Compensation Committee and will continue to do so upon request. Prior to retaining Pay Governance, the Compensation Committee considered all factors relevant to Pay Governance’s independence from management, as required by the Compensation Committee’s charter.
Use of Comparative Market Data
The total potential compensation for each of our executive officers is established based on the scope of his or her individual responsibilities and contributions to our performance, taking

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 52

into account competitive market compensation paid for similar positions. Our Compensation Committee determines appropriate levels of total compensation for our named executive officers by applying their individual understanding, experiences, and judgments of the national marketplace of senior level real estate positions and related industry pay in both public and private companies that may compete for our executives, while also considering the relative importance of various positions at the Company given our business plan and organization compared with the business plans of our major competitors. The Compensation Committee also consults with its independent compensation consultant and considers compensation surveys prepared by FPL Associates for Nareit to confirm its assessment of appropriate market compensation for our named executive officers. The latest FPL Associates survey contains information reported for each position by 122 equity focused real estate investment trusts (“REITs”), including 27 retail focused REITs. An individual compensation package is then created for each named executive officer using a combination of base salary, annual cash bonus, and long-term equity incentives to provide the appropriate level of potential total annual compensation and the right balance of fixed versus at-risk compensation.
Actual compensation of our named executive officers may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience, and specific role of the named executive officer in the organization.
Compensation Risk Management
The Compensation Committee, in consultation with the Company, annually assesses the Company’s compensation policies and procedures with respect to risk assessment and risk management. Based on this assessment, the Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.
COMPENSATION ELEMENTS
Summary of 2021 Changes
•
Renewal of Chief Executive Officer Employment Agreement: In February 2021, the Company and Mr. Taylor renewed his employment agreement for an additional five years. Pursuant to the terms of the amended employment agreement, the Company will pay Mr. Taylor a minimum annual base salary of  $1,000,000. In addition, Mr. Taylor’s annual cash bonus payout percentages increased to 131.25% if threshold performance objectives are met, 175% if target performance objectives are met and 225% if maximum performance objectives are met (increased from 112.5%, 150%, and 200% of annual base salary, respectively). Mr. Taylor’s minimum annual equity compensation was increased to not less than $4,000,000 (from $3,000,000 in prior years).

•
Base Salaries: In February 2021, the Compensation Committee increased Mr. Finnegan’s base salary to $525,000 for 2021 in response to both performance and competitive conditions. Except as discussed above for Mr. Taylor, base salaries of the remaining named executive officers for 2021 remained unchanged from 2020.

•
Annual Bonus: In February 2021, the Compensation Committee increased the 2021 maximum annual bonus payout percentage for Ms. Aman from 125% to 150% and for

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Mr. Finnegan from 100% to 125% in response to both performance and competitive conditions. Except as discussed above for Mr. Taylor, bonus ranges for the remaining named executive officers for 2021 remained unchanged from 2020. Also in February 2021, the Compensation Committee determined that the Annual Bonus Plan for 2021 would be based on corporate metrics (SP NOI and FFO) established by the Compensation Committee, which have been the traditional Annual Bonus corporate metrics.
Base Salary
Base salary compensates our executives for performing the day-to-day requirements of their positions and provides them with cash income and stability with respect to a portion of their total compensation. We believe that the level of a named executive officer’s base salary should reflect that named executive officer’s performance, experience, and breadth of responsibilities, salaries for similar positions within our industry, and any other factors relevant to that particular job. The minimum base salary payable to each named executive officer is set by the terms of an employment agreement entered into with each named executive officer, the material terms of which are summarized in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Our Named Executive Officers” below. Each named executive officer is reviewed annually and is eligible for a discretionary annual merit increase. Base salaries may also be adjusted at other times to address competitive pressures or changes in job responsibilities.
The following table reflects the base salaries of our named executive officers at the end of 2021.
Name	Base Salary as of December 31, 2021
James M. Taylor Jr.	$1,000,000
Angela Aman	$550,000
Mark T. Horgan	$525,000
Brian T. Finnegan	$525,000
Steven F. Siegel	$450,000
Annual Bonus Plan
In order to motivate our named executive officers to achieve near-term performance goals by linking a significant portion of their cash compensation to realized performance, each named executive officer is eligible for annual cash incentive awards under the Annual Bonus Plan based on achievement of corporate targets (75% of the bonus) and individual qualitative goals (25% of the bonus), each set at the beginning of the fiscal year, with the threshold, target, and maximum payout amounts based on a percentage of the named executive officer’s base salary. The named executive officers’ threshold, target, and maximum payout amounts were as follows based on the percentages determined by the Compensation Committee in February 2021.

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Name	Threshold	Target	Maximum
James M. Taylor Jr.	131.25%	175%	225%
Angela Aman	75%	100%	150%
Mark T. Horgan	75%	100%	125%
Brian T. Finnegan	56.25%	75%	125%
Steven F. Siegel	48.75%	65%	85%
In February 2021, the Compensation Committee determined that the two corporate metrics under the 2021 Annual Bonus Plan (75% of the bonus) would be growth in SP NOI and FFO per share. SP NOI growth is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties that have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents, and other revenues) less direct property operating expenses (operating costs and real estate taxes). SP NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of below-market leases, net of amortization of above-market leases and tenant inducements, (v) straight-line ground rent expense, and (vi) income (expense) associated with the Company’s captive insurance company. FFO per share represents net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and (v) after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. In addition, when setting the metrics for FFO per share achievement under the 2021 Annual Bonus Plan, the Compensation Committee determined that reported FFO would be adjusted to exclude litigation and other non-routine legal expenses and any other non-routine or one-time expenses, in its discretion.
The following table shows the weighting assigned to each of the named executive officers for each fiscal 2021 Annual Bonus Plan performance metric.
Name	SP NOI	FFO	Individual Component
James M. Taylor Jr.	37.5%	37.5%	25%
Angela Aman	37.5%	37.5%	25%
Mark T. Horgan	37.5%	37.5%	25%
Brian T. Finnegan	37.5%	37.5%	25%
Steven F. Siegel	37.5%	37.5%	25%
The table below sets forth the original threshold, target, and maximum corporate metrics established by the Compensation Committee in February 2021 for the 2021 Annual Bonus Plan:
Metric	2021 Threshold	2021 Target	2021 Maximum
SP NOI Growth	-1.00%	1.00%	3.00%
FFO	$1.57/sh	$1.64/sh	$1.71/sh

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Individual Qualitative Accomplishments
Mr. Taylor’s accomplishments included:
•
Providing direction and leadership through the evolution of the COVID-19 pandemic, while also implementing the Company’s overall strategic business plan

•
Delivering robust leasing activity, including achieving record small shop occupancy and strong leasing spreads and intrinsic lease terms

•
Improving the breadth and relevancy of the Company’s tenant base, while remaining disciplined with leasing capital

•
Further concentrating the Company’s portfolio in attractive retail submarkets

•
Stabilizing over $165 million of value-enhancing reinvestment activity, while continuing to grow the in process reinvestment pipeline to over $370 million

•
Navigating labor and materials constraints, ensuring minimal impacts to new lease rent commencement and reinvestment project stabilization dates

•
Continuing Corporate Responsibility efforts, including formalizing the Company’s Climate Change Policy and setting a Zero Carbon Emissions goal for 2045 for areas under the Company’s operational control

•
Establishing an Employee Resource Group to help further the Company’s diversity, equity and inclusion initiatives

•
Prioritizing employee health, wellness, safety, engagement, and connectivity, including by establishing a hybrid work environment, while remaining focused on employee development

•
Ensuring ample liquidity and extending the duration of the Company’s debt

•
Continuing proactive institutional investor outreach and delivering sector-leading total shareholder returns over the three-year period

Ms. Aman’s accomplishments included:
•
Providing best-in-class COVID-19 related disclosure

•
Ensuring ample liquidity and extending the duration of the Company’s debt by opportunistically raising $850 million of unsecured notes, capturing the lowest all-in pricing in the Company’s history, and eliminating near term maturities

•
Enhancing asset management efforts through an expansion of long-term forecasting tools available to the organization

•
Enhancing IT systems and reporting capabilities, while also ensuring adequate cyber protection

•
Orchestrating over 600 investor touchpoints, including a variety of virtual engagements, and evolving investor messaging and communications

Mr. Horgan’s accomplishments included:
•
Accelerating capital recycling activity, acquiring six shopping centers and certain ancillary parcels in core markets for $259 million

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 56

•
Disposing of 17 shopping centers and various outparcels for $244 million, exiting multiple single asset markets

•
Partnering with regional teams to build the forward pipeline of additional targeted acquisition opportunities

•
Leading the Company’s Investment Committee, which reviews all major leases, value-enhancing reinvestment projects, and property transactions, and enhancing Investment Committee materials to ensure capital allocation discipline

Mr. Finnegan’s accomplishments included:
•
Leading the execution of 6.8 million square feet of new and renewal leases, growing market share with core tenants, and strengthening the Company’s tenant base with the addition of new retailers to the portfolio

•
Driving meaningful growth in both in place and new lease annualized base rent per square foot, while improving intrinsic lease terms

•
Increasing overall leased occupancy, with small shop occupancy achieving a record high

•
Executing strategic leases and negotiating numerous consents to facilitate key value-enhancing reinvestment projects

•
Increasing the team’s adoption and utilization of technology tools including Salesforce and traffic data

Mr. Siegel’s accomplishments included:
•
Directing the execution of a high volume of new lease agreements, including a significant number of strategic anchor deals

•
Positively concluding multiple tenant issues related to the COVID-19 pandemic

•
Driving increased adoption of short-form leases

•
Overseeing diligence and documentation of capital recycling efforts, as well as monitoring legal aspects of value-enhancing reinvestment projects and capital markets transactions

•
Providing general oversight of all legal matters affecting the Company, including ESG related items

Based on this assessment the Compensation Committee determined that each of Messrs. Taylor, Horgan, Finnegan and Siegel and Ms. Aman achieved maximum performance with respect to their individual performance goals.
Based on the assessments of the corporate metrics and the individual performance goals, the Compensation Committee approved the 2021 Annual Bonus Plan awards detailed in the following table:

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Name	2021 Base Salary	Target Bonus as a Percentage of Base Salary(1)	Target Bonus Potential(1)	Actual 2021 Annual Bonus	Combined Achievement Factor as a Percentage of Target(1)
James M. Taylor Jr.(1)	$1,000,000	175%	$1,750,000	$2,219,306	127%
Angela Aman(1)	$550,000	100%	$550,000	$812,941	148%
Mark T. Horgan	$525,000	100%	$525,000	$656,251	125%
Brian T. Finnegan(1)	$525,000	75%	$393,750	$642,548	163%
Steven F. Siegel	$450,000	65%	$292,500	$382,500	130%

(1)
Combined Achievement Factor as a Percentage of Target is calculated by dividing the Actual 2021 Annual Bonus by the Target Bonus Potential. Target Bonus as a Percentage of Base Salary and Target Bonus Potential are presented as if the 2021 compensation changes were in effect for the entire year, however the Actual 2021 Annual Bonus for Messrs. Taylor and Finnegan and Ms. Aman were pro-rated based on the effective date of 2021 compensation changes, which included changes in base salary and target bonus percentage for Mr. Taylor, base salary and maximum bonus percentage for Mr. Finnegan and maximum bonus percentage for Ms. Aman.

Long-Term Equity Compensation
The Company grants long-term incentive awards to align the Company’s executives with stockholder interests, support long-term value creation, and promote the retention and stability of our executive management team.
Under the current executive long-term incentive program, 60% of total equity awards received by the named executive officers are in the form of PRSUs with a three-year performance measurement period commencing in the calendar year of grant (the “Performance Period”), based on relative total stockholder return (“TSR”) over such period. Performance over the Performance Period will be measured by the Compensation Committee after the completion of the Performance Period (the “Measurement Date”). Of the PRSUs that are earned, 50% will vest on the Measurement Date and 25% will vest on January 1 of each of the next two succeeding years.
The total number of PRSUs that can be earned is between 0% (for below threshold performance) and 200% (for maximum performance) of the target level, based on the Company’s TSR performance compared to the constituent companies in the FTSE Nareit Equity Shopping Centers Index. If the Company’s TSR during the measurement period is negative, the maximum number of PRSUs that may be earned (notwithstanding relative TSR achievement above the target level) is limited to the target level.
The threshold, target, above target, and maximum performance levels of relative TSR (measured on a compounded annual basis over the measurement period) are as follows:
Level of Achievement	Relative TSR Achieved	Percentage of Award Earned
Below Threshold	Below the 37.5th percentile	0%
Threshold	37.5th percentile	50%
Target	50th percentile	100%
Above Target	62.5th percentile	150%
Maximum	75th percentile	200%

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To encourage retention, the remaining 40% of total equity awards received by the named executive officers are granted in the form of service-based restricted stock units (“Service RSUs”) that vest in three equal annual installments beginning on January 1 of the succeeding year. In order to incentivize and reward superior performance, the Service RSUs have an attached outperformance modifier, referred to as Outperformance RSUs that can increase the original Service RSU award based on the Company’s financial and operational outperformance over a specified measurement period. The number of Outperformance RSUs that may be earned is between 0.00 and 2.00 times the number of Service RSUs initially granted, based on the achievement of specified FFO per share growth and SP NOI growth hurdles, which were considered at the time of grant not probable of being achieved. The Outperformance RSUs are assessed based on a three-year performance measurement period commencing in the calendar year of grant. To the extent granted, 50% of the Outperformance RSUs will vest on the Measurement Date and 25% will vest on January 1 of each of the next two succeeding years.
In 2021, the Compensation Committee determined to grant the named executive officers the number of PRSUs and Service RSUs detailed below.
Named Executive Officer	Target PRSUs	Service RSUs
James M. Taylor Jr.	167,575	111,717
Angela Aman	47,679	31,787
Mark T. Horgan	45,069	30,047
Brian T. Finnegan	42,111	28,074
Steven F. Siegel	37,587	25,058
Any Outperformance RSUs earned with respect to the 2021 Service RSUs will be earned and granted following the end of the measurement period on December 31, 2023, as described above.
Forfeiture of PRSUs and Outperformance RSUs
In general, unvested PRSUs are forfeited and Outperformance RSUs are not granted to the extent the applicable performance criteria are not achieved as of the end of the Performance Period or as of any termination of employment. Upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason (each as defined in the award agreements), a portion of the PRSUs and Outperformance RSUs will be eligible to become earned in the case of PRSUs or granted in the case of Outperformance RSUs and vested, based on actual performance through the date of termination or good reason resignation and subject to proration based on the number of days during the applicable Performance Period that the executive was employed. The foregoing will also be applicable with respect to the PRSUs upon the executive’s retirement (as defined in the award agreements). Upon a change in control during any Performance Period, a portion of the PRSUs will become earned or Outperformance RSUs will be granted based on actual performance through the date of the change in control. In addition, in general, unvested Service RSUs are forfeited upon a termination of employment; however, upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason (each as defined in the award agreements), all unvested Service RSUs will automatically and immediately vest as of the date of termination or good reason resignation.

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Dividends will be paid currently on unvested Service RSUs. Dividend equivalents will accrue and be paid only on earned PRSUs. Dividend equivalents will only be paid on Outperformance RSUs from and after the date granted.
2019 PRSU Awards Performance Determination
The performance criteria for the 2019 PRSU awards, which Performance Period began on January 1, 2019 and ended on December 31, 2021, was the percentile ranking of the Company’s TSR over the Performance Period relative to the TSR of the REITs included in the FTSE Nareit Equity Shopping Centers Index over the entirety of the Performance Period (the “Percentile Ranking”). The threshold, target, above target, and maximum performance levels of relative TSR (measured on a compounded annual basis over the Performance Period) for the 2019 PRSU awards are described in the second table above. For the three year period ended December 31, 2021, the Company’s absolute TSR was positive and the Company’s Percentile Ranking was 95.7%, which resulted in an award payout of 200%. Of the PRSUs that were earned, 50% vested on February 1, 2022, 25% will vest on January 1, 2023 and 25% will vest on January 1, 2024.
2019 Outperformance RSU Awards Performance Determination
The Performance Period for the 2019 Outperformance RSU awards began on January 1, 2019 and ended on December 31, 2021. The performance criteria was based on achievement of specified FFO per share growth and SP NOI growth hurdles, which were considered at the time of grant not probable of being achieved. As a result of the impact of COVID-19, the Company did not achieve the threshold level of performance for the three years ended December 31, 2021, and thus no awards were granted.
Other Employee Benefits and Perquisites
We provide our employees, including our named executive officers, with broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. These benefits include life and health benefits and vacation, holiday, and sick time. Our employees, including the named executive officers, are also eligible to participate in a tax-qualified 401(k) plan. Employees may contribute to the 401(k) plan, on a pre-tax basis, between 0% and 50% of their annual pay, up to the maximum allowable amount permitted by the IRS, and we match 100% of the first 3% of the employee’s annual pay in order to encourage employee participation. Our employees, including our named executive officers, also receive supplemental long-term disability coverage, and medical and dental benefits. These employee benefits and perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” below and the accompanying footnote. The Board believes that providing modest perquisites is both customary among our peers and necessary for attracting and retaining talent.
Severance Benefits
The Board believes that severance arrangements are necessary to attract and retain the talent required for our long-term success, and views our severance arrangements as recruitment and retention devices that help secure the continued employment and dedication of our named executive officers, including when we are considering strategic alternatives. Pursuant to the terms of their employment agreements, each of our named executive officers has severance protection in the case of specified qualifying termination events. The severance

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payments under these agreements are contingent upon the affected executive’s compliance with specified post-termination restrictive covenants. See “Potential Payments Upon Termination or Change in Control” for descriptions of payments to be made under these agreements.
COMPENSATION ACTIONS TAKEN DURING 2022
Base Salaries
The Compensation Committee determined that the base salaries of the named executive officers for 2022 will increase as follows:
Named Executive Officer	2021 Base Salary	2022 Base Salary
James M. Taylor Jr.	$1,000,000	$1,100,000
Angela Aman	$550,000	$600,000
Mark T. Horgan	$525,000	$575,000
Brian T. Finnegan	$525,000	$575,000
Steven F. Siegel	$450,000	$475,000
Annual Bonus
In February 2022, the Compensation Committee made the following changes to certain of the named executive officers’ bonus metrics:
•
Mr. Horgan’s maximum payout increased from 125% to 150%

•
Mr. Finnegan’s threshold, target, and maximum payouts increased from 56.25%, 75%, and 125%, respectively, to 75%, 100%, and 150%, respectively

•
Mr. Siegel’s threshold, target, and maximum payouts increased from 48.75%, 65%, and 85%, respectively, to 75%, 100%, and 125%, respectively

In addition, the Compensation Committee determined that the Annual Bonus Plan for fiscal 2022 will be 75% based on Company financial metrics and 25% based on individual goals. Of the 25% based on individual goals, 20% (or 5% of each individual’s total bonus at target) will be based on the achievement of each individual’s stated ESG goals.
Equity-Based Awards
At the February 2022 meeting, the Compensation Committee determined to grant the named executive officers the following number of PRSUs at target level and Service RSUs (which are subject to the outperformance modifier), respectively: 95,503 and 63,669 for Mr. Taylor, 38,200 and 25,468 for Ms. Aman, 31,038 and 20,692 for Mr. Horgan, 31,038 and 20,692 for Mr. Finnegan and 21,487 and 14,326 for Mr. Siegel.
Renewal of Executive Officer Employment Agreements
In February 2022, the Company renewed its employment agreements with each of Ms. Aman and Mr. Horgan for an additional three years.

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EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table provides summary information concerning the compensation paid or accrued by us to or on behalf of our named executive officers for 2021, 2020, and 2019 for services rendered to us during those fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
James M. Taylor Jr. Chief Executive Officer, President and Director	2021	994,039	—	5,114,953	—	2,219,306	—	31,661	8,359,959
	2020	950,000	—	2,945,001	—	1,166,683	—	31,642	5,093,326
	2019	923,462	—	3,512,804	—	1,752,666	—	31,495	6,220,427
Angela Aman Executive Vice President, Chief Financial Officer and Treasurer	2021	550,000	—	1,455,339	—	812,941	—	23,917	2,842,197
	2020	550,000	—	1,079,835	—	450,299	—	24,128	2,104,262
	2019	541,154	—	1,288,034	—	630,952	—	27,632	2,487,772
Mark T. Horgan Executive Vice President, Chief Investment Officer	2021	525,000	—	1,375,673	—	656,251	—	31,661	2,588,585
	2020	525,000	—	1,030,747	—	429,831	—	31,642	2,017,220
	2019	516,154	—	1,229,473	—	593,871	—	31,491	2,370,989
Brian T. Finnegan Executive Vice President, Chief Revenue Officer	2021	522,019	—	1,285,368	—	642,548	—	42,461	2,495,377
	2020	500,000	—	981,661	—	307,022	—	42,648	1,831,331
	2019	491,154	—	1,170,935	—	470,162	—	42,287	2,174,538
Steven F. Siegel Executive Vice President, General Counsel and Secretary	2021	450,000	—	1,147,281	—	382,500	—	23,641	2,003,422
	2020	450,000	—	858,944	—	239,477	—	28,848	1,577,269
	2019	450,000	—	966,009	—	364,050	—	28,701	1,808,760

(1)
Amounts reported in fiscal 2021 include the aggregate grant date fair value of the PRSUs and Service RSUs (including the attached Outperformance RSU modifier) granted to the named executive officer in 2021, each calculated in accordance with FASB ASC Topic 718. For PRSUs, the grant date fair value calculation in the table above is based on a Monte Carlo simulation model that assesses the probability of satisfying the market performance hurdles over the remainder of the performance period based on the Company’s historical common stock performance relative to the other companies within the FTSE Nareit Equity Shopping Centers Index as well as certain other assumptions. More information on methodologies made when calculating the grant date fair value of the PRSUs and Service RSUs is found in Notes 1 (Nature of Business and Financial Statement Presentation) and 12 (Stock Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2021. Assuming maximum level of performance is achieved with respect to the Outperformance RSUs, the aggregate grant date fair value of the PRSUs, Service RSUs, and Outperformance RSUs granted to each named executive officer would be as follows: $8,966,955 for Mr. Taylor; $2,551,355 for Ms. Aman; $2,411,694 for Mr. Horgan; $2,253,360 for Mr. Finnegan; and $2,011,280 for Mr. Siegel.

(2)
Amounts reported in fiscal 2021 reflect cash incentive awards earned by our named executive officers under the Annual Bonus Plan. These awards were based on pre-established, performance-based corporate financial targets (75%) and individual qualitative goals (25%), the outcome of which was uncertain at the time the targets were established, and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” Additional information regarding the Annual Bonus Plan payments is described above under “Compensation Discussion and Analysis—Compensation Elements—Annual Bonus Plan Compensation.”

(3)
We have no pension benefits, nonqualified defined contribution, or other nonqualified deferred compensation plans for executive officers.

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(4)
All Other Compensation for 2021 for each named executive officer includes the following:

Name	Insurance Costs ($)(a)	Company Contribution to Defined Contribution Plans ($)(b)	Use of Company Auto or Auto Allowance ($)	Total ($)
James M. Taylor Jr.	22,961	8,700	—	31,661
Angela Aman	15,217	8,700	—	23,917
Mark T. Horgan	22,961	8,700	—	31,661
Brian T. Finnegan	22,961	8,700	10,800	42,461
Steven F. Siegel	14,941	8,700	—	23,641

(a)
Represents employer-paid medical, dental, life, accidental death and dismemberment, and short and long-term disability insurance premiums.

(b)
Represents the employer’s 401(k) plan matching contributions.

FISCAL 2021 GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides supplemental information relating to grants of plan-based awards in fiscal 2021 to help explain information provided above in our Summary Compensation Table.
Name	Grant Date	Award Type	Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James M. Taylor Jr.	—	Cash Incentive	1,312,500	1,750,000	2,250,000	—	—	—	—	—
	02/02/2021(2)	PRSUs	—	—	—	83,787	167,575	335,150	—	3,188,952
	02/02/2021(3)	Service RSUs	—	—	—	111,717	111,717	335,151	—	1,926,001
Angela Aman	—	Cash Incentive	412,500	550,000	825,000	—	—	—	—	—
	02/02/2021(2)	PRSUs	—	—	—	23,839	47,679	95,358	—	907,331
	02/02/2021(3)	Service RSUs	—	—	—	31,787	31,787	95,361	—	548,008
Mark T. Horgan	—	Cash Incentive	393,750	525,000	656,250	—	—	—	—	—
	02/02/2021(2)	PRSUs	—	—	—	22,533	45,069	90,138	—	857,663
	02/02/2021(3)	Service RSUs	—	—	—	30,047	30,047	90,141	—	518,010
Brian T. Finnegan	—	Cash Incentive	295,313	393,750	656,250	—	—	—	—	—
	02/02/2021(2)	PRSUs	—	—	—	21,055	42,111	84,222	—	801,372
	02/02/2021(3)	Service RSUs	—	—	—	28,074	28,074	84,222	—	483,996
Steven F. Siegel	—	Cash Incentive	219,375	292,500	382,500	—	—	—	—	—
	02/02/2021(2)	PRSUs	—	—	—	18,792	37,587	75,174	—	715,281
	02/02/2021(3)	Service RSUs	—	—	—	25,058	25,058	75,174	—	432,000

(1)
Reflects the possible payouts of cash incentive compensation under the Annual Bonus Plan. Amounts are based on individual bonus ranges as a percentage of base salary for each executive. Threshold, target and maximum amounts presented for Messrs. Taylor and Finnegan and Ms. Aman are based on increased salaries and/or bonus ranges, which were increased effective in February 2021, as if such increases were in effect the entire year. The actual amounts paid to each named executive officer during 2021 are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and the accompanying footnote.

(2)
Reflects PRSUs granted during 2021.

(3)
Amounts in the “Threshold” and “Target” columns reflect Service RSUs granted during 2021. The amounts in the “Maximum” column reflect the aggregate of the Service RSUs and Outperformance RSUs that may be granted with respect to each RSU award, assuming

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maximum outperformance based on FFO per share and SP NOI growth between January 1, 2021 and December 30, 2023. Assuming maximum outperformance on the relevant outperformance metrics, Messrs. Taylor, Horgan, Finnegan and Siegel and Ms. Aman will be entitled to be granted up to 223,434, 60,094, 56,148, 50,116 and 63,574, respectively, of Outperformance RSUs (which results in a maximum grant of 335,151, 90,141, 84,222, 75,174 and 95,361, respectively, total shares eligible to be received upon vesting assuming maximum performance collectively with respect to the Outperformance RSUs and the underlying service based RSUs). For more information see “Compensation Discussion and Analysis—Long-Term Equity Compensation.”
(4)
Represents the grant date fair value (at target level) granted during 2021 calculated in accordance with FASB ASC Topic 718 and as described in footnote 1 to the “Summary Compensation Table.”

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
The principal terms of the employment agreements of each of our named executive officers are summarized below, except with respect to potential payments and other benefits upon specified terminations or a “change in control” (as defined in the employment agreements), which are summarized below under “Potential Payments Upon Termination or Change in Control.”
Employment Agreements with Our Named Executive Officers
The employment agreements with each of our named executive officers contain substantially similar terms. Under the employment agreements, each executive is eligible to receive a minimum base salary, as set forth in the applicable agreement, and an annual bonus based on the achievement of specified Company financial metrics and individual goals. If these goals are achieved, each executive may receive an annual cash bonus equal to a percentage of his or her base salary as provided below. Each executive officer is also entitled to participate in all employee benefit plans, programs, and arrangements made available to other executive officers generally.
Under the employment agreements, a “constructive termination” is deemed to occur upon specified events, subject, in each case, to specified notice and cure periods. Such specified events include a reduction in the executive’s annual salary or incentive compensation opportunities, a delay in the payment of the executive’s compensation or other material employee benefit, a material reduction in the executive’s authority or responsibilities, a specified relocation event or, in the case of Messrs. Finnegan and Siegel, the Company’s election not to renew the executive’s employment agreement.
Each of the employment agreements also contain restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees, customers, and affiliates at all times during the named executive officer’s employment, and for one or two years after specified terminations of the named executive officer’s employment (other than for cause).
Following are the material provisions of the employment agreements of our named executive officers.
Taylor Employment Agreement
Mr. Taylor’s employment agreement, as amended, provides that he is to serve as Chief Executive Officer and President. The term of Mr. Taylor’s employment agreement is from May 20, 2021 to May 20, 2026. Mr. Taylor’s amended employment agreement may be terminated by either the Company or Mr. Taylor at any time and for any reason with proper notice. Mr. Taylor’s amended employment agreement provides that the Company will pay Mr. Taylor a minimum

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annual base salary of  $1,000,000. Mr. Taylor is also eligible to receive an annual cash bonus of 131.25% of his annual base salary if threshold performance objectives are met; 175% of his annual base salary if target performance objectives are met; and 225% of his annual base salary if maximum performance objectives are met. Mr. Taylor’s minimum annual equity compensation may not be less than $4,000,000. For information about the actual base salary paid and bonus range applicable in 2021, see “—Compensation Discussion and Analysis—Compensation Elements” and “—Summary Compensation Table” above.
Aman Employment Agreement
Ms. Aman’s employment agreement, as amended, provides that she is to serve as Executive Vice President, Chief Financial Officer and Treasurer. As discussed above, the Company and Ms. Aman entered into an amendment to Ms. Aman’s employment agreement to extend the term her employment to May 20, 2025. Ms. Aman’s amended employment agreement may be terminated by either the Company or Ms. Aman at any time and for any reason with proper notice. The amended agreement provides that the Company will pay Ms. Aman a minimum annual base salary of  $600,000. Ms. Aman is also eligible to receive an annual cash bonus of 75% of her annual base salary if threshold performance objectives are met; 100% of her annual base salary if target performance objectives are met; and 150% of her annual base salary if maximum performance objectives are met. Ms. Aman’s minimum annual equity compensation may not be less than $1,600,000. For information about the actual base salary paid and bonus range applicable in 2021, see “—Compensation Discussion and Analysis—Compensation Elements” and “—Summary Compensation Table” above.
Horgan Employment Agreement
Mr. Horgan’s employment agreement, as amended, provides that he is to serve as Executive Vice President, Chief Investment Officer. As discussed above, the Company and Mr. Horgan entered into an amendment to Mr. Horgan’s employment agreement to extend the term of his employment to May 20, 2025. Mr. Horgan’s amended employment agreement may be terminated by either the Company or Mr. Horgan at any time and for any reason with proper notice. The amended agreement provides that the Company will pay Mr. Horgan a minimum annual base salary of  $575,000. Mr. Horgan is also eligible to receive an annual cash bonus of 75% of his annual base salary if threshold performance objectives are met; 100% of his annual base salary if target performance objectives are met; and up to a maximum of 150% of his annual base salary if maximum performance objectives are met. Mr. Horgan’s minimum annual equity compensation may not be less than $1,300,000. For information about the actual base salary paid and bonus range applicable in 2021, see “—Compensation Discussion and Analysis—Compensation Elements” and “—Summary Compensation Table” above.
Finnegan Employment Agreement
Mr. Finnegan’s employment agreement provides that he is to serve as Executive Vice President, Leasing (which title was changed to Executive Vice President, Chief Revenue Officer in 2020) and is eligible to receive a minimum annual base salary of $275,000. Mr. Finnegan is also eligible to receive an annual cash bonus of 45% of his annual base salary if threshold performance objectives are met; 60% of his annual base salary if target performance objectives are met; and up to a maximum of 85% of his annual base salary if maximum performance objectives are met. Mr. Finnegan’s employment agreement extends automatically for one-year periods unless either the Company or Mr. Finnegan elects not to extend the term. For information about the

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actual base salary paid and bonus range applicable in 2021, see “—Compensation Discussion and Analysis—Compensation Elements” and “—Summary Compensation Table” above.
Siegel Employment Agreement
Mr. Siegel’s employment agreement, as amended, provides that he is to serve as Executive Vice President, General Counsel and Secretary and is eligible to receive a minimum annual base salary of  $421,199. Mr. Siegel is also eligible to receive an annual cash bonus of 48.75% of his annual base salary if threshold performance objectives are met; 65% of his annual base salary if target performance objectives are met; and up to a maximum of 85% of his annual base salary if maximum performance objectives are met. Mr. Siegel’s employment agreement extends automatically for one-year periods unless either the Company or Mr. Siegel elects not to extend the term. For information about the actual base salary paid and bonus range applicable in 2021, see “—Compensation Discussion and Analysis—Compensation Elements” and “—Summary Compensation Table” above.
OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END
The following table provides information regarding outstanding awards made to our named executive officers as of December 31, 2021.
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James M. Taylor Jr.	22,883(2)	581,457	205,950(7)	5,233,190
	40,734(3)	1,035,051	183,298(8)	4,657,602
	111,717(4)	2,838,729	30,550(9)	776,276
	25,805(5)	655,705	251,362(10)	6,387,108
	113,780(6)	2,891,150	111,717(11)	2,838,729
Angela Aman	8,390(2)	213,190	75,516(7)	1,918,862
	14,936(3)	379,524	67,208(8)	1,707,755
	31,787(4)	807,708	11,200(9)	284,592
	8,602(5)	218,577	71,518(10)	1,817,272
	37,926(6)	963,700	31,787(11)	807,708
Mark T. Horgan	8,009(2)	203,509	72,082(7)	1,831,604
	14,258(3)	362,296	64,154(8)	1,630,153
	30,047(4)	763,494	10,691(9)	271,658
	8,602(5)	218,577	67,602(10)	1,717,767
	37,926(6)	963,700	30,047(11)	763,494
Brian T. Finnegan	7,628(2)	193,827	68,650(7)	1,744,397
	13,578(3)	345,017	61,098(8)	1,552,500
	28,074(4)	713,360	10,183(9)	258,750
	4,301(5)	109,288	63,166(10)	1,605,048
	26,548(6)	674,585	28,074(11)	713,360
Steven F. Siegel	6,293(2)	159,905	56,636(7)	1,439,121
	11,882(3)	301,922	53,460(8)	1,358,419
	25,058(4)	636,724	8,910(9)	226,403
	7,957(5)	202,187	56,379(10)	1,432,590
	31,290(6)	795,079	25,058(11)	636,724

(1)
Amounts reported are based on the closing market price of our common stock on December 31, 2021.

(2)
Reflects Service RSUs granted in 2019, which vested on January 1, 2022.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 66

(3)
Reflects Service RSUs granted in 2020, 50% of which vested on January 1, 2022 and 50% of which will vest on January 1, 2023.

(4)
Reflects Service RSUs granted in 2021, one third of which vested on January 1, 2022, with the remaining two thirds vesting in two equal installments on January 1, 2023 and January 1, 2024.

(5)
Reflects RSUs that have been earned based on performance for the three-year performance period ended on December 31, 2019, which vested on January 1, 2022.

(6)
Reflects RSUs that have been earned based on performance for the three-year performance period ended on December 31, 2020, 50% of which vested on January 1, 2022 and the remaining 50% of which will vest on January 1, 2023.

(7)
Reflects PRSUs that have been earned at maximum level with respect to the three-year performance period ended December 31, 2021, 50% of which vested on February 1, 2022, 25% will vest on January 1, 2023 and 25% will vest on January 1, 2024. None of the 2019 Outperformance RSU awards, which had a performance period from January 1, 2019 through December 31, 2021, were earned for the period.

(8)
As results to date indicate performance at maximum level, reflects PRSUs at maximum level with respect to the performance period beginning on January 1, 2020 and ending on December 31, 2022. As more fully described above under “Compensation Discussion and Analysis—Long-Term Equity Compensation,” PRSUs will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee confirms achievement of the performance metrics with respect to the three-year performance period after December 31, 2022, 25% will vest on January 1, 2024, and 25% will vest on January 1, 2025.

(9)
As results to date indicate performance below threshold level, reflects Outperformance RSUs at threshold level eligible to be granted in 2023 with respect to the performance period beginning on January 1, 2020 and ending on December 31, 2022. As more fully described above under “Compensation Discussion and Analysis—Long-Term Equity Compensation”, Outperformance RSUs may be granted based on achievement of FFO per share and SP NOI growth during the performance period. To the extent granted, 50% of Outperformance RSUs will vest on the date the Compensation Committee confirms achievement of the performance metrics with respect to the performance period after December 31, 2022, 25% will vest on January 1, 2024, and 25% will vest on January 1, 2025.

(10)
As results to date indicate performance between target and above target levels, reflects PRSUs at above target level with respect to the performance period beginning on January 1, 2021 and ending on December 31, 2023. As more fully described above under “Compensation Discussion and Analysis—Long-Term Equity Compensation,” PRSUs will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee confirms achievement of the performance metrics with respect to the three-year performance period after December 31, 2023, 25% will vest on January 1, 2025, and 25% will vest on January 1, 2026.

(11)
As results to date indicate performance at target level, reflects Outperformance RSUs at target level eligible to be granted in 2024 with respect to the performance period beginning on January 1, 2021 and ending on December 31, 2023. As more fully described above under “Compensation Discussion and Analysis—Long-Term Equity Compensation”, Outperformance RSUs may be granted based on achievement of FFO per share and SP NOI growth during the performance period. To the extent granted, 50% of Outperformance RSUs will vest on the date the Compensation Committee confirms achievement of the performance metrics with respect to the performance period after December 31, 2023, 25% will vest on January 1, 2025, and 25% will vest on January 1, 2026.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2021
The following table provides information regarding the amounts received by our named executive officers upon the vesting of stock or similar instruments during our most recent fiscal year. We do not have any outstanding options.
Name	Number of Shares Acquired on Vesting (#)(1)	Value Received on Vesting ($)(1)(2)
James M. Taylor Jr.	208,117	3,522,845
Angela Aman	82,593	1,455,508
Mark T. Horgan	79,675	1,395,577
Brian T. Finnegan	51,164	865,084
Steven F. Siegel	58,429	988,590

(1)
Reflects the vesting of  (i) Service RSUs granted pursuant to the 2013 Omnibus Incentive Plan in 2018 (“RSU 1”), (ii) Service RSUs granted pursuant to the 2013 Omnibus Incentive Plan in 2019 (“RSU 2”), (iii) Service RSUs granted pursuant to the 2013 Omnibus Incentive Plan in 2020 (“RSU 3”), (iv) PRSUs granted pursuant to the 2013 Omnibus

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Incentive Plan in respect of the performance period beginning on January 1, 2017 and ending on December 31, 2019 (“RSU 4”), (v) PRSUs granted pursuant to the 2013 Omnibus Incentive Plan in respect of the performance period beginning on January 1, 2018 and ending on December 31, 2020 (“RSU 5”) and (vi) Service RSUs granted pursuant to the 2013 Omnibus Incentive Plan pursuant to the employment agreements of Ms. Aman and Mr. Horgan (“RSU 6”), in each case, as further described below. The terms of the RSUs are described above under “—Compensation Discussion and Analysis—Long-Term Equity Compensation.”
(2)
Value received on vesting is based on the closing price of our common stock on the applicable vesting date.

Name	Award	Number of Vested Shares of Brixmor Property Group Inc. Common Stock (#)	Vesting Date	Value Received on Vesting ($)
James M. Taylor Jr.	RSU 1	25,284	1/1/2021	418,450
	RSU 2	22,883	1/1/2021	378,714
	RSU 3	20,366	1/1/2021	337,057
	RSU 4	25,804	1/1/2021	427,056
	RSU 5	113,780	2/2/2021	1,961,567
Angela Aman	RSU 1	8,428	1/1/2021	139,483
	RSU 2	8,390	1/1/2021	138,855
	RSU 3	7,468	1/1/2021	123,595
	RSU 4	8,601	1/1/2021	142,347
	RSU 5	37,928	2/2/2021	653,879
	RSU 6	11,778	5/20/2021	257,349
Mark T. Horgan	RSU 1	8,428	1/1/2021	139,483
	RSU 2	8,009	1/1/2021	132,549
	RSU 3	7,127	1/1/2021	117,952
	RSU 4	8,601	1/1/2021	142,347
	RSU 5	37,928	2/2/2021	653,879
	RSU 6	9,582	5/20/2021	209,367
Brian T. Finnegan	RSU 1	5,899	1/1/2021	97,628
	RSU 2	7,627	1/1/2021	126,227
	RSU 3	6,789	1/1/2021	112,358
	RSU 4	4,299	1/1/2021	71,148
	RSU 5	26,550	2/2/2021	457,722
Steven F. Siegel	RSU 1	6,953	1/1/2021	115,072
	RSU 2	6,292	1/1/2021	104,133
	RSU 3	5,939	1/1/2021	98,290
	RSU 4	7,955	1/1/2021	131,655
	RSU 5	31,290	2/2/2021	539,440
PENSION BENEFITS FOR FISCAL 2021
We have no pension benefits for our executive officers.
NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2021
We have no nonqualified defined contribution or other nonqualified compensation plans for our executive officers.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table describes the potential payments and benefits that would have been payable to our current named executive officers under existing plans and contractual

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arrangements assuming (1) a termination of employment and/or (2) a change in control (“CIC”) occurred, in each case, on December 31, 2021, the last business day of the 2021 fiscal year. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms, or operation in favor of the named executive officers. These include distributions of plan balances under our 401(k) savings plan and similar items. Except as noted in footnote 4, for purposes of the table below, a “Qualifying Termination” refers to a termination without “cause” (as defined in the named executive officers’ employment agreements) or a resignation by a named executive officer as a result of a “constructive termination” (as defined under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Our Named Executive Officers”).
Name	Cash Incentive ($)(1)	Continuation of Health Benefits ($)(2)	Value of Accelerated Equity ($)(3)	Total ($)
James M. Taylor Jr.
Qualifying Termination, no CIC	7,169,349	38,538	20,361,159	27,569,046
Qualifying Termination, CIC	7,169,349	38,538	29,957,450	37,165,337
CIC without Termination	—	—	29,957,450	29,957,450
Death or Disability Termination	1,750,000	—	20,361,159	22,111,159
Angela Aman
Qualifying Termination, no CIC	2,731,251	24,818	6,784,064	9,540,133
Qualifying Termination, CIC	2,731,251	24,818	9,642,002	12,398,071
CIC without Termination	—	—	9,642,002	9,642,002
Death or Disability Termination	550,000	—	6,784,064	7,334,064
Mark T. Horgan
Qualifying Termination, no CIC	2,598,702	38,538	6,511,316	9,148,556
Qualifying Termination, CIC	2,598,702	38,538	9,218,087	11,855,327
CIC without Termination	—	—	9,218,087	9,218,087
Death or Disability Termination	525,000	—	6,511,316	7,036,316
Brian T. Finnegan
Qualifying Termination, no CIC	2,220,934	25,692	5,825,860	8,072,486
Qualifying Termination, CIC	2,220,934	25,692	8,364,743	10,611,369
CIC without Termination	—	—	8,364,743	8,364,743
Death or Disability Termination	393,750	—	5,825,860	6,219,610
Steven F. Siegel
Qualifying Termination, no CIC	1,796,027	20,414	5,342,382	7,158,823
Qualifying Termination, CIC	1,796,027	20,414	7,599,394	9,415,835
CIC without Termination	—	—	7,599,394	7,599,394
Death or Disability Termination	292,500	—	5,342,382	5,634,882

(1)
Under their employment agreements, each of Messrs. Taylor, Horgan, Finnegan and Siegel and Ms. Aman is entitled to receive a cash severance amount that consists of an annual bonus in an amount equal to his or her target bonus, prorated based on the number of days during the fiscal year that such executive was employed prior to the termination date, plus in the case of a Qualifying Termination, an amount equal to the sum of  (x) 250% of base salary for Mr. Taylor or 200% of base salary for the other named executive officers, and (y) the sum of

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 69

such executive’s annual bonuses payable (if any) in respect of the two fiscal years immediately prior to the termination date. The named executive officers receive no cash severance in the case of a change in control without termination.
(2)
Reflects the cost of providing the executive officer with a continuation of medical, dental, and vision insurance under COBRA for a period of twelve months (for Messrs. Finnegan and Siegel) or eighteen months (for Messrs. Taylor and Horgan and Ms. Aman) following the date of termination.

(3)
If a named executive officer were terminated as a result of a Qualifying Termination or a Change in Control, such individual would receive all of the Service RSUs and a portion of the PRSUs granted in 2017, 2018, 2019, 2020, and 2021. The number of PRSUs received by such named executive officer would be determined based on actual performance through the termination date, and, in the case of a Qualifying Termination (but not in the case of a Change in Control), prorated for the performance period through December 31, 2021. The named executive officer would also be eligible to be granted a portion of the Outperformance RSUs with respect to the 2019, 2020, and 2021 Service RSU awards based on actual performance through the termination date and, in the case of a Qualifying Termination (but not in the case of a Change in Control), prorated for the performance period through December 31, 2021. In addition to the amounts reported in the table above, the named executive officer would also be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2021 on any PRSUs or Outperformance RSUs (which amounts are not included herein).

For purposes of the foregoing, “Qualifying Termination” means a termination of the individual’s employment (w) by the Company without “Cause” (as that term is defined in the Company’s 2013 Omnibus Incentive Plan) or while the individual has a Disability (as defined in the Company’s 2013 Omnibus Incentive Plan), (x) if the individual’s written employment agreement with the Company (or any affiliate) includes a definition of  “good reason” or “constructive termination,” by the individual for “good reason” or in the event of a “constructive termination” (as defined in such written employment agreement), (y) which is a retirement (except in the case of Outperformance RSUs and with respect to Service RSUs only if such retirement occurs at least six (6) months after the grant date of such Service RSUs), or (z) resulting from the individual’s death.
COMPENSATION OF DIRECTORS
In 2021, our directors who were also our employees received no compensation for their services as directors.
The Compensation Committee periodically reviews the compensation of our non-employee directors and considers market practices. In April 2021, the Board, after taking into consideration the Compensation Committee’s recommendation following a survey of other public REITs’ director compensation practices, increased the annual committee member fees and the value of equity awards payable to our directors, effective the second quarter of 2021. The Board determined that the revised amounts reflect a reasonable level of compensation in comparison to the other companies reviewed. This was the first change to director compensation since 2015.
Messrs. Berman, Dickson, Hurwitz, Rahm, and Schreiber and Mses. Bowerman and Crosland, and prior to her resignation, Ms. Sulzberger, were compensated for their services as directors in 2021 and received annual fees as follows:
•
$60,000 in cash, paid quarterly in arrears;

•
5,000 shares of restricted stock, which vest on the anniversary of the grant date;

•
$17,500 in cash fees for service on the Audit Committee (or, effective April 1, 2021, $35,000 in cash for serving as chair of the committee (increased from $22,500));

•
$12,500 in cash fees for service on the Nominating and Corporate Governance Committee(or, effective April 1, 2021, $17,500 in cash for serving as chair of the committee (increased from $12,500)); and

•
$12,500 in cash fees for service on the Compensation Committee(or, effective April 1, 2021, $25,000 in cash for serving as chair of the committee (increased from $12,500)).

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Beginning in 2022, the annual equity award payable to non-employee directors will be represented by an annual award of restricted stock with a grant date value of  $120,000 (or $175,000 in the case of the Chair of the Board). The number of shares awarded to non-employee directors will equal the number of shares of common stock that could be purchased for $120,000 (or $175,000, as applicable) on the date of that year’s annual meeting based on the closing share price on such date.
Ms. Lawrence, although appointed on December 24, 2021, received no compensation for her service as a director in 2021.
The table below sets forth information regarding director compensation, except for Mr. Taylor, for the fiscal year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John G. Schreiber	88,750	98,850(b)	—	—	—	—	187,600
Michael Berman	91,875	111,250(c)	—	—	—	—	203,125
Julie Bowerman	72,500	98,850(b)	—	—	—	—	171,350
Sheryl M. Crosland	85,000	111,250(c)	—	—	—	—	196,250
Thomas W. Dickson	76,250	102,850(d)	—	—	—	—	179,100
Daniel B. Hurwitz	72,500	117,050(e)	—	—	—	—	189,550
William D. Rahm	94,375	102,850(d)	—	—	—	—	197,225
Gabrielle Sulzberger(f)	93,750	117,050(e)	—	—	—	—	210,800
Sandra A. J. Lawrence	—	—	—	—	—	—	—

(a)
Equity Awards represent the grant date fair value for the shares of restricted stock granted during 2021 calculated in accordance with FASB ASC Topic 718.

(b)
Represents 5,000 shares of restricted stock granted on March 1, 2021, valued at a grant date fair value of  $19.77 per share.

(c)
Represents 5,000 shares of restricted stock granted on December 1, 2021, valued at a grant date fair value of  $22.25 per share.

(d)
Represents 5,000 shares of restricted stock granted on April 1, 2021, valued at a grant date fair value of  $20.57 per share.

(e)
Represents 5,000 shares of restricted stock granted on June 1, 2021, valued at a grant date fair value of  $23.41 per share.

(f)
Ms. Sulzberger resigned from the Board, effective December 24, 2021.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The current members of the Compensation Committee are Messrs. Dickson, Hurwitz, Rahm, and Schreiber. None of these directors was, during the fiscal year, an officer or employee of the Company. The Board of Directors determined that Mr. Hurwitz’s former service as interim Chief Executive Officer of the Company in 2016 would not affect Mr. Hurwitz’s ability to be independent from management in connection with the duties of a Compensation Committee member. None of the other members of the Compensation Committee were formerly an officer of the Company. No executive officer of the Company served as a member of the Compensation Committee (or other Board Committee performing equivalent functions or, in the absence of any such Committee, the entire Board of Directors) or as a director of another entity, one of whose executive officers served on the Compensation Committee or as a Director of the Company.

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>	PROPOSAL NO. 4 – APPROVAL OF BRIXMOR PROPERTY GROUP INC. 2022 OMNIBUS INCENTIVE PLAN
On February 1, 2022, upon the recommendation of our Compensation Committee, our Board unanimously approved the Brixmor Property Group Inc. 2022 Omnibus Incentive Plan (the “2022 Incentive Plan”), subject to approval by our stockholders at this Annual Meeting.
The 2022 Plan would replace the Brixmor Property Group Inc. 2013 Omnibus Incentive Plan (the “2013 Incentive Plan”) and would apply to awards granted on or after the date of our Annual Meeting. If the 2022 Incentive Plan is approved, no further grants will be made pursuant to the 2013 Incentive Plan. The 2013 Incentive Plan is the Company’s only plan pursuant to which equity based awards may be issued or granted.
2022 INCENTIVE PLAN: KEY FACTS
STOCKHOLDER APPROVAL
At our Annual Meeting, we are asking our stockholders to consider and approve the 2022 Incentive Plan.
PROTECTION OF STOCKHOLDER INTERESTS AND ALIGNMENT WITH COMPENSATION PRINCIPLES
The 2022 Incentive Plan includes the following features designed to protect stockholder interests and reflect our compensation principles:
✔
Fixed plan term of ten years;

✔
No “evergreen” provision to automatically increase the number of shares available for issuance without shareholder approval;

✔
Awards granted pursuant to the 2022 Incentive Plan will be subject to our clawback policy;

✔
No repricing without stockholder approval or below-market grants of options and stock appreciation rights;

✔
No liberal share recycling;

✔
No liberal change in control definition;

✔
No payment of dividends or dividend equivalents on performance-based awards before performance standards are met;

✔
The 2022 Incentive Plan contains a director annual compensation limit, which provides that the maximum number of shares that may be subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $500,000 in total value; and

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 72

✔
No gross-ups.

IMPORTANCE OF THE 2022 INCENTIVE PLAN
Our equity plan continues to be a crucial component of our compensation program for our executives and other key employees. Without a stockholder-approved equity plan, we would be reliant on cash-settled awards as our sole method of incentive-based compensation. Our ability to grant equity-based awards is critical to us and our stockholders because equity-based awards allow us to make a substantial portion of our executive officers’ compensation at-risk and contingent on the Company’s operating and stock-price performance over the long-term.
HISTORICAL BURN RATE AND POTENTIAL DILUTION
The average rate at which we grant equity awards is well below the “burn rate” benchmark that Institutional Shareholder Services (ISS) has set for our industry. The following table sets forth information relating to our historical burn rate under the 2013 Incentive Plan over the last three years:
	2019	2020	2021	Average
RSUs and Performance-Based RSUs granted(1)	789,000	753,000	1,225,000	922,000
Weighted-average basic shares outstanding	298,229,000	296,972,000	297,408,000	297,536,000
Burn rate(2)	0.003	0.003	0.004	0.003
Adjusted burn rate(3)	0.005	0.005	0.008	0.006

(1)
Represents the gross number of shares underlying RSU awards granted during the applicable year. We have not issued any stock options.

(2)
Equity-based awards granted divided by weighted average shares outstanding.

(3)
Adjusted to reflect the ISS “multiplier” counting each full value award (RSU and deferred stock unit) as 2x shares.

The number of new shares requested represents a reserve pool of approximately 3.36% of our common stock outstanding, which we believe puts us in line with market practices for share reserves based on a review of stock reserve requests among similar companies. The following

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 73

table sets forth the total underlying outstanding awards made under the 2013 Incentive Plan and, assuming it is approved, the 2022 Incentive Plan as of February 10, 2022:
Shares available under the 2022 Incentive Plan	10,000,000
Shares underlying outstanding restricted stock awards previously granted under the 2013 Incentive Plan	460,466
Shares underlying outstanding performance restricted stock awards previously granted under the 2013 Incentive Plan	1,556,305
Shares underlying outstanding stock options and SAR awards previously granted under the 2013 Incentive Plan	0
Shares available for new grants under 2013 Incentive Plan	7,568,120(1)
Total common stock outstanding(2)	297,843,792
Overhang (shares available and outstanding divided by total common stock outstanding)(3)	0.04

(1)
Notwithstanding the 7,568,120 shares available for grant under the 2013 Incentive Plan as of February 10, 2022, the Company has not granted, and commits that it will not grant, any new awards under the 2013 Incentive Plan between February 10, 2022 and the Annual Meeting. In addition, upon approval of the 2022 Incentive Plan, no new awards will be made or granted under the 2013 Incentive Plan and none of the 7,568,120 remaining shares available under the 2013 Incentive Plan will be rolled forward or carried over to the 2022 Incentive Plan and such remaining shares will be cancelled.

(2)
Based on shares of our common stock outstanding as of February 10, 2022.

(3)
Excludes the 7,568,120 shares available for grant under the 2013 Incentive Plan since, as stated in footnote (2) above, upon approval of the 2022 Incentive Plan no new awards will be made under the 2013 Incentive Plan and none of the 7,568,120 remaining shares available under the 2013 Incentive Plan will be rolled forward or carried over to the 2022 Incentive Plan.

EFFECTIVENESS OF THE 2022 INCENTIVE PLAN
If our stockholders approve the 2022 Incentive Plan, the 2022 Incentive Plan will become effective on the date of the Annual Meeting and will replace our 2013 Incentive Plan. If our stockholders do not approve the 2022 Incentive Plan, the 2013 Incentive Plan will continue and remain as is, and the Company may continue to grant awards under the 2013 Incentive Plan until it expires in October 2023, to the extent there are shares of common stock available for issuance under the 2013 Incentive Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for approval of the 2022 Incentive Plan.
SUMMARY OF MATERIAL PROVISIONS OF THE 2022 INCENTIVE PLAN
A summary of the material terms of the 2022 Incentive Plan is set forth below. This summary is qualified in its entirety by the full text of the 2022 Incentive Plan, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference into this Proposal 4. We encourage stockholders to read and refer to the complete plan document in Annex A for a more complete description of the 2022 Incentive Plan.

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PURPOSE
The purpose of the 2022 Incentive Plan is to provide a means through which the Company may attract and retain key personnel and to provide a means whereby our directors, officers and employees (and prospective directors, officers, employees, consultants and advisors) can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
ADMINISTRATION
The 2022 Incentive Plan will be administered by the Compensation Committee or such other committee of our Board to which it has delegated power, or if no such committee or subcommittee exists, the Board (as applicable, the “Committee”). The Committee has the sole and plenary authority to establish the terms and conditions of any award consistent with the provisions of the 2022 Incentive Plan. The Committee is authorized to (i) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the 2022 Incentive Plan and any instrument or agreement relating to, or any award granted under, the 2022 Incentive Plan; (ii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the 2022 Incentive Plan; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the 2022 Incentive Plan. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2022 Incentive Plan. Any such allocation or delegation may be revoked by the Committee at any time.
ELIGIBILITY
The 2022 Incentive Plan permits grants of awards to any employees (including officers), directors, consultants and advisers of the Company and its affiliates and subsidiaries, and any other individual whose participation in the 2022 Incentive Plan the Committee determines is in the best interests of the Company.
The Committee, in its discretion, will approve awards to be granted under the 2022 Incentive Plan. We expect that substantially all award grants pursuant to the 2022 Incentive Plan will be made to the Company’s employees, executive officers and non-employee directors. As of February 10, 2022, the record date, the Company had approximately 503 employees, including 8 executive officers, and 8 non-employee directors who are eligible to participate in the 2022 Incentive Plan. The approximate number of total persons eligible to participate in the 2022 Incentive Plan is 511.
SHARES SUBJECT TO THE 2022 INCENTIVE PLAN
The total number of shares of common stock that may be issued under the 2022 Incentive Plan is 10,000,000 shares (the “Absolute Share Limit”). Of this amount, the maximum number of shares for which incentive stock options may be granted is equal to the Absolute Share Limit;

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the maximum number of shares for which options or stock appreciation rights may be granted to any individual participant during any single fiscal year is 2,000,000; the maximum number of shares for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year is 2,000,000; the maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $500,000 in total value; and the maximum amount that may be paid to any individual for a single fiscal year under a performance compensation award denominated in cash is $5,000,000.
Except for substitute awards (as described below), in the event any award under the 2022 Incentive Plan terminates, lapses, or is settled without the payment of the full number of shares subject to such award, the undelivered shares may be granted again under the 2022 Incentive Plan. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by us or with which we combine (referred to as “substitute awards”), and such substitute awards shall not be counted against the total number of shares that may be issued under the 2022 Incentive Plan, except that substitute awards intended to qualify as “incentive stock options” shall count against the limit on incentive stock options described above. No award may be granted under the 2022 Incentive Plan after the tenth anniversary of the effective date (i.e. the date of this Annual Meeting), but awards granted prior to the effective date may extend beyond that date.
The number of shares available for issuance under the 2022 Incentive Plan will not be increased by the number of shares of common stock (i) tendered, withheld, or subject to an award granted under the 2022 Incentive Plan surrendered in connection with the purchase of shares upon exercise of an option, (ii) that were not issued upon the net settlement or net exercise of a stock-settled stock appreciation right granted under the 2022 Incentive Plan, (iii) deducted or delivered from payment of an award granted under the 2022 Incentive Plan in connection with the Company’s tax withholding obligations, or (iv) repurchased by the Company with proceeds from option exercises.
TYPES OF AWARDS
•
Options: The Committee may grant non-qualified stock options and incentive stock options under the 2022 Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with the 2022 Incentive Plan. All stock options granted under the 2022 Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than options that are substitute awards), and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The maximum term for stock options granted under the 2022 Incentive Plan is ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by Section 422 of the Code. However, if a non-qualified stock option would expire at a time when trading of shares of common

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stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the term will automatically be extended to the 30th day following the end of such period. The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law (i) in cash or its equivalent at the time the stock option is exercised, (ii) in shares having a fair market value equal to the aggregate exercise price for the shares being purchased and satisfying any requirements that may be imposed by the Committee, or (iii) by such other method as the Committee may permit in its sole discretion, including without limitation (A) in other property having a fair market value on the date of exercise equal to the purchase price, (B) if there is a public market for the shares at such time, through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (C) through a “net exercise” procedure effected by withholding the minimum number of shares needed to pay the exercise price and all applicable required withholding taxes (or such greater number of shares as permitted by the 2022 Incentive Plan). Any fractional shares of common stock will be settled in cash.
•
Stock Appreciation Rights: The Committee may grant stock appreciation rights under the 2022 Incentive Plan, with terms and conditions determined by the Committee that are not inconsistent with the 2022 Incentive Plan. Generally, each stock appreciation right entitles the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of  (i) the excess of  (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the numbers of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will determined by the Committee at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).

•
Restricted Shares and Restricted Stock Units: The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, in its sole discretion of the Committee, the cash value thereof  (or any combination thereof). As to restricted shares, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including without limitation the right to vote such restricted shares of common stock and to receive any dividends payable on such restricted shares. To the extent provided in the applicable award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the sole discretion of the Committee, in shares of common stock having a value equal to the amount of such dividends, which will be payable at the same time as the underlying restricted stock units are settled following the release of restrictions on such restricted stock units.

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•
OP Unit Awards: The Committee may issue awards in the form of OP units or other classes of partnership units in our Operating Partnership established pursuant to the Operating Partnership’s agreement of limited partnership. OP unit awards will be valued by reference to, or otherwise determined by reference to or based on, shares of our common stock. OP unit awards may be (i) convertible, exchangeable or redeemable for other limited partnership interests in the Operating Partnership or shares of our common stock or (ii) valued by reference to the book value, fair value or performance of the Operating Partnership. For purposes of calculating the number of shares underlying an OP unit award relative to the total number of shares of our common stock available for issuance under the 2022 Incentive Plan, the Committee will establish in good faith the maximum number of shares to which a participant receiving an OP unit award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of our common stock underlying such OP unit award will be reduced accordingly by the Committee, and the number of shares available under the 2022 Incentive Plan will be increased by one share for each share so reduced. The Committee will determine all other terms of an OP unit award. The award documentation in respect of an OP unit award may provide that the recipient will be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of shares of our common stock underlying the award or other distributions from the Operating Partnership prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional shares of our common stock or other OP units.

•
Other Stock-Based Awards: The Committee may issue unrestricted common stock, rights to receive grants of awards at a future date, or other awards denominated in shares of common stock (including, without limitation, performance shares or performance units), under the 2022 Incentive Plan, including performance-based awards.

PERFORMANCE COMPENSATION AWARDS
The Committee may grant “performance compensation awards” under the 2022 Incentive Plan, which are awards of stock options, stock appreciation rights, restricted stock, restricted stock units, OP units or other stock-based awards that are made subject to the achievement of performance goals. The Committee has sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply.
The performance criteria that will be used to establish the performance goals may be based on the attainment of specific levels of performance of the Company and may include the following (or such other criteria as the Committee deems appropriate): (1) funds from

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operations (including, but not limited to, determined on an adjusted or recurring basis); (2) funds from operations, adjusted funds from operations or recurring funds from operations per diluted share; (3) growth in funds from operations, adjusted funds from operations or recurring funds from operations including amounts per diluted share determined on an annual, multi-year or other basis; (4) net operating income; (5) growth in net operating income determined on an annual, multi-year or other basis; (6) cash flow, including but not limited to operating cash flow or free cash flow; (7) cash and/or funds available for distribution; (8) earnings before interest, taxes, depreciation and amortization (EBITDA); (9) growth in EBITDA determined on an annual, multi-year or other basis; (10) return measures (including, but not limited to, return on assets, investment, capital, invested capital, equity and/or development); (11) share price (including, but not limited to, appreciation, growth measures and total shareholder return on an annual, multi-year or other basis); (12) debt and debt related ratios, including debt to total market capitalization, debt to EBITDA, debt to assets and fixed charge coverage ratios (determined with or without the pro rata share of the Company’s ownership interest in co-investment partnerships); (13) net asset value per share; (14) growth in net asset value per share determined on an annual, multi-year or other basis; (15) basic or diluted earnings per share (before or after taxes); (16) same property net operating income or growth in same property new operating income; (17) lease up performance or other occupancy measures, including retention of existing tenants and new and renewal lease spreads, (18) expense targets or cost reduction goals, general and administrative expense savings; (19) operating efficiency; (20) working capital targets; (21) measures of economic value added or other “value creation” metrics; (22) enterprise value; (23) competitive market metrics; (24) employee retention; (25) performance or yield on development or redevelopment projects; (26) measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (27) market share; (28) operational or performance measurements relative to peers; (29) strategic objectives and related revenue or occupancy targets; (30) objective measures of satisfaction of tenants; (31) productivity measures; (32) environmental, social and governance criteria; or (33) any combination of the foregoing.
The Committee may, in its sole discretion, at the time a performance compensation award is granted or at any time thereafter, specify adjustments or modifications to be made to the calculation of a performance goal for a performance period, based on and in order to appropriately reflect the following events (or such other events as the Committee deems appropriate): (1) asset write-downs; (2) litigation, claims, judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (4) any reorganization and restructuring programs; (5) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year; (6) acquisitions or divestitures; (7) any other specific, unusual or nonrecurring events, or category thereof; (8) foreign exchange gains and losses; (9) discontinued operations and nonrecurring charges; (10) a change in our fiscal year; (11) accruals for payments to be made in respect of the 2022 Incentive Plan or other specified compensation arrangements; and (12) any other changes in capital structure (or similar events) specified in the 2022 Incentive Plan. Without limiting the generality of the foregoing, the calculation of the level of achievement with respect to a performance goal will be adjusted

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from time to time by the Committee as it deems equitable and necessary in light of acquisitions, dispositions, non-routine or opportunistic expenses, transactions, or other extraordinary or other one-time events that impact the Company’s operations or the measurement of the performance goal including, without limitation, non-routine litigation and other legal expenses and loss on debt extinguishment. In addition, the Committee may make other adjustments as necessary to ensure that period to period results with respect to any performance goal are computed on a consistent and equitable basis.
Following the completion of a performance period, the Committee will review and determine whether, and to what extent, the performance goals for the performance period have been achieved and, if so, calculate and determine that amount of the performance compensation awards earned for the period based upon the achievement of the performance goals. In determining the actual amount of an individual participant’s performance compensation award for a performance period, the Committee has the discretion to increase or reduce the amount payable to any participant, provided the Committee does not have the discretion to increase a performance compensation award above the applicable limitations set forth in 2022 Incentive Plan.
EFFECT OF CERTAIN EVENTS ON THE 2022 INCENTIVE PLAN AND AWARDS
In the event of  (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event (including, without limitation, a Change in Control, as defined in the 2022 Incentive Plan, and highlighted below) that affects the shares of common stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting us, any affiliate, or the financial statements of us or any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee must make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of: (i) adjusting any or all of  (A) the share limits applicable under the 2022 Incentive Plan with respect to the number of awards which may be granted hereunder, (B) the number of our shares of common stock or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the 2022 Incentive Plan and (C) the terms of any outstanding award, including, without limitation, (1) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate, (2) the exercise price or strike price with respect to any award or (3) any applicable performance measures; (ii) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (iii) cancelling any one or more outstanding awards and causing to be paid to the holders holding vested awards the value of such awards, if any, as determined by the Committee, including without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price thereof. For the avoidance of doubt, the Committee may cancel

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any stock option or stock appreciation right for no consideration if the fair market value of the shares subject to such option or stock appreciation right is less than or equal to the aggregate exercise price or strike price of such stock option or stock appreciation right.
Change in Control: A “Change in Control” under the 2022 Incentive Plan means, unless provided otherwise in an award agreement, the occurrence of any of the following:
•
the acquisition of more than 30% of either (A) the then outstanding shares of our common stock or (B) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that the following shall not constitute a Change in Control: (1) any acquisition by the Company or any affiliate, (2) any acquisition by any employee benefit plan sponsored or maintained by the Company or any affiliate, or (3) in respect of an award held by a particular participant, any acquisition by the participant or any group of persons including the participant (or any entity controlled by the participant or any group of persons including the participant);

•
during any period of twenty-four months, the then-serving directors cease to constitute at least a majority of the Board (except those individuals whose election or nomination was approved by a vote of at least two-thirds of the then-serving directors);

•
the sale, transfer or other disposition of all or substantially all of the business or assets of the Company and its subsidiaries, taken as a whole; or

•
the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company, unless immediately following such transaction, 50% or more of the total voting power of the entity resulting from such transaction is held by the holders of the outstanding voting securities of the Company immediately prior to such transaction.

NONTRANSFERABILITY OF AWARDS
An award will not be transferable or assignable by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfers to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.
AMENDMENT AND TERMINATION
The Board may amend, alter, suspend, discontinue, or terminate the 2022 Incentive Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if  (i) such approval is necessary to comply with any regulatory requirement applicable to the 2022 Incentive Plan or for changes in GAAP to new accounting standards, (ii) it would materially increase the number of securities which may be issued under the 2022 Incentive Plan (except for

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adjustments in connection with certain corporate events), or (iii) it would materially modify the requirements for participation in the 2022 Incentive Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award shall not to that extent be effective without such individual’s consent.
The Committee may also, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, subject to the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of any participant with respect to such award; provided, however, that without stockholder approval, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right, (ii) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right (with a lower exercise price or strike price, as the case may be) or other award or cash payment that is greater than the value of the cancelled option or stock appreciation right, and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
DIVIDENDS AND DIVIDEND EQUIVALENTS
The Committee in its sole discretion may provide part of an award with dividends or dividend equivalents; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) options or stock appreciation rights or (ii) unearned performance compensation awards or other unearned awards subject to performance conditions (other than or in addition to the passage of time and other than awards structured as restricted stock) (although dividends and dividend equivalents may be accumulated in respect of unearned awards and paid within 15 days after such awards are earned and become earned, payable or distributable).
CLAWBACK/FORFEITURE
An award agreement may provide that the Committee may, in its sole discretion, cancel such award if the participant, while employed by or providing services to us or any affiliate or after termination of such employment or service, has engaged in or engages in any detrimental activity. The Committee may also provide in an award agreement that if the participant otherwise has engaged in or engages in any detrimental activity, the participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to us. The Committee may also provide in an award agreement that if the participant receives any amount in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to repay any such excess amount to us. All awards under the 2022 Incentive Plan will be subject to reduction, cancellation, forfeiture or recoupment to the extent (i) provided in any clawback or recoupment policy adopted by the Company or (ii) necessary to comply with applicable law.
NEW PLAN BENEFITS
As of the date of this proxy statement, no awards have been made under the 2022 Incentive Plan. Because benefits under the 2022 Incentive Plan are discretionary and will depend on the

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actions of the Committee, the performance of the Company and the value of the Company’s common shares, it is not possible to determine the benefits that will be received if stockholders approve the 2022 Incentive Plan.
2022 SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The federal income tax consequences of awards under the 2022 Incentive Plan for participants and the Company will depend on the type of award granted. The following description of material tax consequences is intended only for the general information of stockholders. A participant in the 2022 Incentive Plan should not rely on this description and instead should consult his or her own tax advisor.
NON-QUALIFIED STOCK OPTIONS
Under current law the grant of a non-qualified stock option generally will have no federal income tax consequences for the participant or the Company. Upon the exercise of an option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of common shares on the exercise date over the exercise price. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.
INCENTIVE STOCK OPTIONS
Under current law, neither the grant nor the exercise of an incentive stock option will result in taxable income to a participant or a deduction to the Company. However, for purposes of the alternative minimum tax, the spread on the exercise of an incentive stock option will be considered as part of the participant’s income.
The sale of shares received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to a participant and will not result in a tax deduction to us. To receive incentive stock option treatment as to the shares acquired upon exercise of an incentive stock option, a participant must neither dispose of such shares within two years after such incentive stock option is granted nor within one year after the exercise of such incentive stock option. In addition, a participant generally must be our employee, or an employee of one of our subsidiaries at all times between the date of grant and the date three months before exercise of such incentive stock option. If an incentive stock option is exercised more than three months after the termination of a participant’s employment with us, the stock option will be treated as a nonqualified stock option.
If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares of our common stock acquired upon the exercise of an incentive stock option that is equal to the lesser of  (a) the fair market value of the shares on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. We generally will be entitled to a deduction equal to the amount of such ordinary income if we comply with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.

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STOCK APPRECIATION RIGHTS
Under current law, the grant of a stock appreciation right generally will have no federal income tax consequences for the participant. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash paid and the fair market value of any common shares delivered to the participant. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.
RESTRICTED SHARES
Under current law, the grant of restricted shares generally will have no federal income tax consequences to the participant or the Company. The participant will generally recognize ordinary income on the date the award vests, in an amount equal to the value of the shares on the vesting date. Under Section 83(b) of the Code, a participant may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares on the date of grant (less the purchase price for such shares, if any). Pursuant to the 2022 Incentive Plan, participants may not file Section 83(b) elections with respect to restricted shares unless expressly permitted by the terms of the applicable award agreement or by action of the Committee in writing prior to the making of such election. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.
RESTRICTED STOCK UNITS AND PERFORMANCE COMPENSATION AWARDS
Under current law, the grant of a restricted stock unit award or a performance compensation award generally will have no federal income tax consequences to the participant or the Company. The participant generally will recognize ordinary income when payment is actually or constructively received by the participant in satisfaction of the restricted stock unit award or performance compensation award, in an amount equal to the amount of cash paid and the fair market value of any shares delivered to the participant. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.
OP UNITS
Under current law, the grant of an award of OP units generally will have no federal income tax consequences to the participant or the Company. If the OP units are not vested as of the date of grant, the vesting of the OP units generally will have no federal income tax consequences to the participant or the Company. Taxable income of our Operating Partnership allocable to the OP  units prior to vesting generally is taxed as compensation income to the participant subject to withholding taxes. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 84

applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.
OTHER STOCK-BASED AWARDS
A participant generally will recognize income upon receipt of the shares subject to the other stock-based award (or, if later, at the time of vesting of such shares).
DIVIDEND EQUIVALENTS
Under current law, the grant of dividend equivalents generally will have no federal income tax consequences for the participant. Generally, the participant will recognize ordinary income on the amount distributed to the participant pursuant to the award of dividend equivalent rights. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and subject to the limit on the deductibility under Section 162(m) of the Code.
SECTION 280G
If payments contingent on a change in control are determined to exceed certain limitations, such payments may be subject to a 20% nondeductible excise tax, and the Company’s deduction for the associated compensation expense may be disallowed in whole or in part. The 2022 Incentive Plan includes a Section 280G “best after tax” provision, which provides that if any payments under the 2022 Incentive Plan or otherwise would constitute parachute payments under Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Code, then the payments will be reduced by the amount required to avoid the excise tax if the reduction would give the recipient a better after-tax result than if the recipient received the payments in full.
SECTION 409A
It is the intention of the Company that the 2021 Plan and awards granted under the 2021 Plan either be exempt from, or comply with, Section 409A of the Internal Revenue Code.

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>	PAY RATIO
Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
In identifying our median employee in 2021, we calculated the annual total compensation of each employee for the twelve month period that ended on December 31, 2021. Total compensation for these purposes included base salary, bonus, and equity awards, as applicable, and was calculated using internal payroll records. We selected the median employee based on the 500 full-time, 1 part-time and 3 temporary employees who were employed as of December 31, 2021. We have no non-U.S. employees. The average tenure of our employees as of such date was 6.11 years.
The 2021 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $8,359,959. The 2021 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $112,576. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2021 is 74 to 1.

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>	OWNERSHIP OF SECURITIES
The following table and accompanying footnotes set forth information regarding the beneficial ownership of outstanding Brixmor common stock as of February 10, 2022 by: (1) each person known to us to beneficially own more than 5% of the outstanding voting securities of Brixmor Property Group Inc., (2) each of the named executive officers, (3) each of our directors and (4) all of our directors and executive officers, as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise set forth below, the address of each beneficial owner is c/o Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(1)
Principal Stockholders
The Vanguard Group(2)	44,821,183	15.0%
Blackrock, Inc.(3)	35,956,258	12.1%
JPMorgan Chase & Co.(4)	21,234,537	7.1%

Directors and Named Executive Officers(5):
James M. Taylor Jr.	551,661	*
John G. Schreiber(6)	80,000	*
Michael Berman	55,475	*
Julie Bowerman	15,000	*
Sheryl M. Crosland(7)	34,090	*
Thomas W. Dickson	35,000	*
Daniel B. Hurwitz(8)	54,478	*
Sandra A. J. Lawrence	0	*
William D. Rahm	40,000	*
Angela Aman	123,309	*
Mark T. Horgan	177,256	*
Brian T. Finnegan	155,682	*
Steven F. Siegel	349,125	*
Directors and Executive Officers as a Group (14 persons)	1,904,718	*
*Less than 1%.
(1)
Based on 297,843,792 shares of our common stock outstanding as of February 10, 2022.

(2)
Based solely on a Schedule 13G filed with the SEC on February 9, 2022. The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 434,862 shares, sole dispositive power with

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respect to 44,113,814 shares and shared dispositive power with respect to 707,369 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)
Based solely on a Schedule 13G filed with the SEC on January 27, 2022. Blackrock, Inc. has sole voting power with respect to 32,899,286 shares and sole dispositive power with respect to 35,956,258 shares. Blackrock, Inc. has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Based solely on a Schedule 13G filed with the SEC on January 7, 2022. JPMorgan Chase & Co. has sole voting power with respect to 17,052,928 shares and sole dispositive power with respect to 21,233,799 shares. JPMorgan Chase & Co. has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: J.P. Morgan Trust Company of Delaware; J.P. Morgan Securities LLC; JPMorgan Asset Management (UK) Limited; JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management Inc.; and Security Capital Research & Management Inc. The address of JPMorgan Chase & Co. is 383 Madison Avenue, New York, NY 10179.

(5)
Our named executive officers for 2021 were James M. Taylor Jr., Angela Aman, Mark T. Horgan, Brian T. Finnegan and Steven F. Siegel.

(6)
Includes 50,000 shares held by Centaur Partners IV, LP.

(7)
Includes 4,090 shares held by husband.

(8)
Includes 28,000 shares held by Raider Hill Advisors.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such reports and written representations from our executive officers and directors, we believe that our executive officers and directors and our Chief Accounting Officer filed all reports required by Section 16(a) of the Exchange Act on a timely basis.

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REVIEW, APPROVAL, OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board of Directors. No related person transaction will be executed without the approval or ratification of our Board of Directors or a duly authorized committee of our Board of Directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under our categorical independence standards included in our Corporate Governance Guidelines and the rules and regulations of the SEC, the NYSE and the Internal Revenue Code of 1986.
RELATED PERSON TRANSACTIONS
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Except as set forth above, since January 1, 2021, there have been no related person transactions with any director or executive officer of the Company or any other related person, as defined in Rule 404 under Regulation S-K promulgated under the Securities Act of 1933, as amended, and none is proposed.

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>	EQUITY COMPENSATION TABLE
The following table sets forth information regarding outstanding shares reserved for future issuance under the Company’s equity compensation plans as of December 31, 2021.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	4,955,054	—	8,113,261
Equity compensation plan not approved by security holders	—	—	—
Total	4,955,054	—	8,113,261

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>	STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING
If any stockholder wishes to propose a matter for consideration at our 2023 Annual Meeting of Stockholders, the proposal must be mailed to our Secretary, Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017 in accordance with the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) or the advance notice provisions of our Bylaws. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2023 Annual Meeting proxy statement and form of proxy to be made available in 2023, the proposal must be received by our Corporate Secretary on or before November 15, 2022. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Our bylaws currently provide that, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) day nor later than the close of business (EDT) on the one hundred twentieth (120th) day prior to the first anniversary of the date the company’s proxy statement is released to stockholders determined in accordance with Rule 14a-8 promulgated under the Exchange Act, for the preceding year’s annual meeting, or no earlier than October 16, 2022 or later than November 15, 2022; provided, however, that if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary date of the preceding year’s annual meeting, in order for the notice to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business (EDT) on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors in increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date the company’s proxy statement is released to stockholders for the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m. (EDT) on the tenth (10th) day following the day on which such public announcement is first made by the Company.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 26, 2023.

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>	PROXY ACCESS NOMINEES
Our bylaws provide that a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years, may include in our proxy materials director nominees constituting up to the greater of 20% of the number of directors on the Board or two directors, provided that the stockholder(s) and the nominees satisfy the eligibility requirements in our bylaws. If you wish to nominate any person for election to our Board at the 2023 Annual Meeting under the proxy access provision of our Bylaws, your nomination notice must be submitted to the Corporate Secretary between the close of business on October 16, 2022, and the close of business on November 15, 2022, unless the date of the 2023 proxy statement is moved by more than 30 days before or after the anniversary of the date of this proxy statement, in which case the nomination must be received no earlier than the 150th day and no later than the 120th day prior to the mailing of the notice for such meeting or the tenth day following the date we announce publicly the date for our 2023 proxy statement.

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>	HOUSEHOLDING OF PROXY MATERIALS
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.
SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker, bank or other nominee. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting our Corporate Secretary at 450 Lexington Avenue, New York, New York 10017, (212) 869-3000.

>	OTHER BUSINESS
The Board does not know of any other matters that may be properly brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
Steven F. Siegel
Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (https://www.brixmor.com/) and click on “Financial Information” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Brixmor Property Group Inc.
450 Lexington Avenue
New York, New York 10017

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>	GENERAL INFORMATION
Why am I being provided with these materials?
We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of Brixmor Property Group Inc., a Maryland corporation (the “Company”), of proxies to be voted at our Annual Meeting of Stockholders to be held on April 27, 2022 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares. The Annual Meeting will be a virtual meeting of stockholders, and will be held at 9:00 a.m. (EDT) via live webcast. For instructions on how to access the live webcast and attend the virtual Annual Meeting, see “How do I attend and vote shares at the virtual Annual Meeting?”
What am I voting on?
There are four proposals to be considered and voted on at the Annual Meeting:
•
Proposal No. 1:   Election of nine directors to serve until our next annual meeting and until their successors are duly elected and qualify.

•
Proposal No. 2:   Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

•
Proposal No. 3:   Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

•
Proposal No. 4:   To consider and vote on a proposal to approve the Brixmor Property Group Inc. 2022 Omnibus Incentive Plan.

Who is entitled to vote?
Stockholders as of the close of business on February 10, 2022 (the “Record Date”), may vote at the Annual Meeting, or any postponement or adjournment thereof. As of that date, there were 297,843,792 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•
Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or other nominee how to vote their shares; and

•
Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

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Why are you holding a virtual Annual Meeting?
To support the health and well-being of stockholders during the ongoing COVID-19 pandemic, as well as to encourage higher levels of stockholder participation while also helping us reduce the financial and environmental costs associated with the Annual Meeting, this year’s Annual Meeting will be held in a virtual meeting format only.
Stockholders at the virtual-only meeting will have the same rights as at an in-person meeting, including the rights to vote and ask questions at the virtual meeting. We believe that hosting a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and the Company. You may vote during the meeting by following the instructions that will be available on the virtual meeting website during the meeting. In addition, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. Just like we did at last year’s virtual meeting and during our prior in-person meetings, during the live Q&A session of the Annual Meeting, we will answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits. In the event any pertinent questions cannot be answered during the meeting due to time constraints, such questions and management’s answers will be made publicly available on our investor relations website (along with a replay of the Annual Meeting) promptly after the virtual Annual Meeting.
If you wish to submit a question, you may do so in a few ways. If you want to submit a question before the meeting, then after properly registering as set forth below you will be able to submit a question via the virtual meeting platform. Alternatively, if you want to submit your question or make a comment during the meeting, log into the virtual meeting platform using your unique join link described below and type your question into the “Questions/Comments” section on your screen. Off-topic, personal or other inappropriate questions will not be answered.
How do I attend and vote shares at the virtual Annual Meeting?
The Annual Meeting will convene at 9:00 a.m. (EDT) on April 27, 2022. You will be able to attend the virtual Annual Meeting by first registering at https://www.viewproxy.com/brixmor/2022. Please be aware that in order to attend the virtual Annual Meeting, you must register no later than 11:59 p.m. (EDT) on April 22, 2022. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. Stockholders will be able to listen, vote and submit questions during the virtual meeting.
If you are a registered holder, your virtual control number will be on your Notice of Internet Availability of Proxy Materials or proxy card.
If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the annual meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2022 annual meeting and ask questions (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.viewproxy.com/brixmor/2022. On the day of the annual meeting, you may

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only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.
The virtual meeting is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet or WiFi connection wherever they intend to participate in the virtual Annual Meeting. Participants should also give themselves plenty of time to dial-in to the virtual meeting or log in and ensure that they can hear audio prior to the start of the virtual Annual Meeting.
There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in by 8:45 a.m. (EDT) on April 27, 2022, the day of the meeting, so that any technical difficulties may be addressed before the annual meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call 866-612-8937.
Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting. We will provide a physical location to view the webcast if requested by a stockholder in writing by contacting the Secretary at Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017. Please note that no members of management or the Board will be in attendance at the physical location.
A replay of the meeting, as well as any questions pertinent to meeting matters and management’s answers (including any questions that could not be answered during the meeting due to time constraints), will be made publicly available on our investor relations website promptly after the virtual Annual Meeting.
What constitutes a quorum?
The presence in person via attendance at the virtual Annual Meeting or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum to transact business at the Annual Meeting. Stockholders who properly authorize a proxy but who instruct their proxy holder to abstain from voting on one or more matters are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes,” described below, also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?,” if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote (a “broker non-vote”).
What is a “broker non-vote”?
A broker non-vote occurs when shares held by a broker, bank or other nominee are not voted with respect to a proposal because (1) the broker, bank or other nominee has not received voting instructions from the stockholder who beneficially owns the shares and

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(2) the broker, bank or other nominee lacks the authority to vote the shares at his or her discretion. Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1, 3 and 4 are considered non-discretionary matters and a broker, bank or other nominee will lack the authority to vote shares at his or her discretion on such proposals. Proposal No. 2 is considered a discretionary matter and a broker, bank or other nominee will be permitted to exercise his or her discretion.
How many votes are required to approve each proposal?
The affirmative vote of a majority of the votes cast will be required to approve each of the proposals. While the vote on executive compensation (Proposal No. 3) is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.
How are votes counted?
You may instruct your proxy to vote “FOR” or “AGAINST” or to “ABSTAIN” with respect to the election of directors (Proposal No. 1), ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022 (Proposal No. 2), the advisory vote on the compensation paid to our named executive officers (Proposal No. 3) and approval of the 2022 Omnibus Incentive Plan (Proposal No. 4). Abstentions and broker non-votes will have no effect on the outcome of the proposals.
If you properly authorize a proxy (whether by internet, telephone or mail) without specifying voting instructions on any matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be brought before the Annual Meeting. The Board has recommended a vote “FOR” each director nominee listed herein and “FOR” Proposal Nos. 2, 3 and 4.
Who will count the vote?
Representatives of Alliance Advisors will tabulate the votes, and representatives of Alliance Advisors will serve as inspectors of election.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•
“FOR” each of the nominees for election as directors set forth in this proxy statement.

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

•
“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

•
“FOR” the approval of the Brixmor Property Group Inc. 2022 Omnibus Incentive Plan.

How do I authorize a proxy to vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
•
By Internet—If you have Internet access, you may authorize your proxy by going to https://www.aalvote.com/BRX and by following the instructions on how to complete

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an electronic proxy card. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote online.
•
By Telephone—If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-866-804-9616 and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

•
By Mail—If you have requested or received a paper copy of the proxy materials by mail, you may authorize your proxy by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on April 26, 2022 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than April 26, 2022.
What does it mean if I receive more than one Notice on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you authorize a proxy by Internet or telephone, vote once for each Notice you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have authorized a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your voting instructions or revoke your proxy by:
•
Sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than April 26, 2022;

•
Authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (EDT) on April 26, 2022;

•
Submitting a properly signed proxy card with a later date that is received no later than April 26, 2022; or

•
Attending the virtual Annual Meeting, revoking your proxy and voting during the live webcast.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy during the live webcast of the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 98

Could other matters be decided at the Annual Meeting?
At the date this proxy statement went to press, we did not know of any matters that may be properly presented at the Annual Meeting other than those referred to in this proxy statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

BRIXMOR PROPERTY GROUP | 2022 PROXY STATEMENT | PAGE 99

>	Annex A – Brixmor Property Group Inc. 2022 Omnibus Incentive Plan
1.
Purpose. The purpose of the Brixmor Property Group Inc. 2022 Omnibus Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.
Definitions. The following definitions shall be applicable throughout the Plan.

(a)   “Absolute Share Limit” has the meaning given such term in Section 5(b).
(b)   “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest.
(c)   “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, OP Units and Performance Compensation Award granted under the Plan.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, a good faith determination of the Committee or its designee that (i) the Company or an Affiliate has “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of  “Cause” contained therein), any of the following has occurred with respect to a Participant: (A) such Participant has failed to reasonably perform his or her duties to the Service Recipient, or has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, in a manner that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, following notice by the Company of such failure, (B) such Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate, (C) such Participant has been convicted of, or pled guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of such Participant that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (E) the willful violation by such Participant of the Company’s written policies

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that could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate; (F) such Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company or an Affiliate (other than good faith expense account disputes); (G) such Participant’s act of personal dishonesty which involves personal profit in connection with such Participant’s employment or service with the Company or an Affiliate, or (H) the willful breach by such Participant of fiduciary duty owed to the Company or an Affiliate.
(f)   “Change in Control” means:
(i)   the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, the exchange of exchangeable stock or units, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);
(ii)   during any period of twenty-four months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(iii)   the sale, transfer or other disposition of all or substantially all of the business or assets of the Company and its Subsidiaries, taken as a whole; or
(iv)   the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the

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ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity), is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.
(g)   “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(h)   “Committee” means the Compensation Committee of the Board or subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.
(i)   “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(j)   “Company” means Brixmor Property Group Inc. and any successor thereto.
(k)   “Control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
(l)   “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(m)   “Detrimental Activity” means a good faith determination by the Committee or its designee that a Participant has engaged in any of the following: (i) the breach of any covenants relating to disclosure of confidential or proprietary information, noncompetition, nonsolicitation, non-disparagement or other similar restrictions on conduct contained in any agreement between a Participant and the Company or its Affiliates (including any Award Agreement) or any written policies of the Company or its Affiliates (including those contained in any handbook); or (ii) any activity, including fraud or other conduct contributing to financial restatement or accounting irregularities, that the Committee determines in good faith is appropriate to include in any incentive compensation clawback policy adopted by the Committee and as in effect from time to time.
(n)   “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.
(o)   “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of  “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a

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long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.
(p)   “Effective Date” means the date the Company’s stockholders approve the Plan.
(q)   “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan. Solely for purposes of this Section 2(q), “Affiliate” shall be limited to (1) a Subsidiary, (2) any parent corporation of the Company within the meaning of Section 424(e) of the Code (“Parent”), (3) any corporation, trade or business 50% or more of the combined voting power of such entity’s outstanding securities is directly or indirectly controlled by the Company or any Subsidiary or Parent, (4) any corporation, trade or business which directly or indirectly controls 50% or more of the combined voting power of the outstanding securities of the Company and (5) any other entity in which the Company or any Subsidiary or Parent has a material equity interest and which is designated as an “Affiliate” by the Committee.
(r)   “Employment” or “employment” means, without any inference for federal and other tax purposes, service as a part- or full-time officers, employees, consultants and advisors or Board member of or to the Company or any of its Subsidiaries.
(s)   “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of  (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(t)   “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(u)   “Excise Tax” has the meaning given such term in Section 15(u) of the Plan.
(v)   “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange

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but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock; provided, however, as to any equity-based Awards issued on the date of the Company’s initial public offering, “Fair Market Value” shall be equal to the per share price the Common Stock is offered to the public in connection with such initial public offering.
(w)   “Immediate Family Members” shall have the meaning set forth in Section 15(b).
(x)   “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(y)   “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.
(z)   “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(aa)   “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Affiliate.
(bb)   “NYSE” means the New York Stock Exchange.
(cc)   “OP Unit” means an Award granted under Section 10 of the Plan.
(dd)   “Option” means an Award granted under Section 7 of the Plan.
(ee)   “Option Period” has the meaning given such term in Section 7(c) of the Plan.
(ff)   “Other Stock-Based Award” means an Award granted under Section 11 of the Plan.
(gg)   “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.
(hh)   “Payments” has the meaning given such term in Section 15(u) of the Plan.
(ii)   “Performance Compensation Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards or OP Units made subject to the achievement of Performance Goals, granted under Section 12 of the Plan.
(jj)   “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.
(kk)   “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

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(ll)   “Performance Period” shall mean the one or more periods of time of not less than 12 months, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.
(mm)   “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.
(nn)   “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
(oo)   “Plan” means this Brixmor Property Group Inc. 2022 Omnibus Incentive Plan.
(pp)   “Prior Plan” means the Brixmor Property Group Inc. 2013 Omnibus Incentive Plan.
(qq)   “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(rr)   “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(ss)   “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(tt)   “SAR Period” has the meaning given such term in Section 8(c) of the Plan.
(uu)   “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of  (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(vv)   “Service Recipient” means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.
(ww)   “Special Qualifying Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

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(xx)   “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(yy)   “Strike Price” has the meaning given such term in Section 8(b) of the Plan.
(zz)   “Subsidiary” means, with respect to any specified Person:
(i)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)   any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(aaa)   “Substitute Award” has the meaning given such term in Section 5(e).
(bbb)   “Sub Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit shall apply in the aggregate to the Plan and any Sub Plan adopted hereunder.
(ccc)   “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient, for any reason (including death or Disability).
3.
Effective Date; Duration. The Plan shall be effective as of the Effective Date. Following the Effective Date, no awards shall be made under the Prior Plan; provided, however, that shares of Common Stock reserved for issuance under the Prior Plan to settle awards which were made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.
Administration.

(a)   The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is

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subject to Rule 16b-3, be a Special Qualifying Director. However, the fact that a Committee member shall fail to qualify as an Special Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)   Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are members of the Board or (ii) who are subject to Section 16 of the Exchange Act.
(d)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)   No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award

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hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
(f)   Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.
Grant of Awards; Shares Subject to the Plan; Limitations.

(a)   The Committee may, from time to time, grant Awards to one or more Eligible Persons.
(b)   Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 13 of the Plan, no more than 10,000,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 13 of the Plan, grants of Options or SARs under the Plan in respect of no more than 2,000,000 shares of Common Stock may be made to any individual Participant during any single fiscal year of the Company (for this purpose, if a SAR is granted in tandem with an Option (such that the SAR expires with respect to the number of shares of Common Stock for which the Option is exercised), only the shares underlying the Option shall count against this limitation);

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(iii) subject to Section 13 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 13 of the Plan, no more than 2,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 12 of the Plan to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such share denominated Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of such shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year); and (vi) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) pursuant to a Performance Compensation Award denominated in cash (described in Section 12(a) of the Plan) shall be $5,000,000.
(c)   Other than with respect to Substitute Awards, to the extent that an Award under the Plan expires or is canceled, forfeited, terminated, settled in cash, or otherwise is settled without a delivery to the Participant of the full number of shares of Common Stock to which the Award related, the undelivered shares will again be available for grant under the Plan.  The number of shares of Common Stock available for issuance under the Plan will not be increased by the number of shares of Common Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Common Stock upon exercise of an Option, (ii) that were not issued upon the net settlement or net exercise of a stock-settled SAR granted under the Plan, (iii) deducted or delivered from payment of an Award granted under the Plan in connection with the Company’s tax withholding obligations, or (iv) repurchased by the Company with proceeds from Option exercises.
(d)   Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.
(e)   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a

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stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.
6.
Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7.
Options.

(a)   General. Each Option granted under the Plan shall be evidenced by an Award agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)   Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.
(c)   Vesting and Expiration.
(i)   Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the

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expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.
(ii)   Unless otherwise provided by the Committee, in the event of  (A) a Participant’s Termination by the Company other than for Cause or (B) a Participant’s Termination by the Company due to death or Disability, in each case within 12 months following a Change in Control, each outstanding Option granted to such Participant shall become fully vested and immediately exercisable as of the date of such Termination; provided, that in the event the vesting or exercisability of any Option would otherwise be subject to the achievement of performance conditions, the portion of any such Option that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.
(iii)   Unless otherwise provided by the Committee, in the event of  (A) a Participant’s Termination by the Company for Cause, all outstanding Options granted to such Participant shall immediately terminate and expire, (B) a Participant’s Termination by the Company due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period) and (C) a Participant’s Termination for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested Option granted to such Participant shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).
(d)   Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock

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at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock (or such greater number as permitted under the last sentence of Section 15(d)(ii) of the Plan) otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.
(e)   Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of  (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.
(f)   Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
8.
Stock Appreciation Rights.

(a)   General. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)   Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.
(c)   Vesting and Expiration.
(i)   A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the

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corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.
(ii)   Unless otherwise provided by the Committee, in the event of  (A) a Participant’s Termination other than for Cause or (B) a Participant’s Termination due to death or Disability, in each case within 12 months following a Change in Control, each outstanding SAR granted to such Participant shall become fully vested and immediately exercisable as of the date of such Termination; provided, that in the event the vesting or exercisability of any SAR would otherwise be subject to the achievement of performance conditions, the portion of any such SAR that shall become fully vested and immediately exercisable shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.
(iii)   Unless otherwise provided by the Committee, in the event of  (A) a Participant’s Termination by the Company for Cause, all outstanding SARs granted to such Participant shall immediately terminate and expire, (B) a Participant’s Termination due to death or Disability, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the SAR Period) and (C) a Participant’s Termination for any other reason, after taking into account any accelerated vesting under the preceding clause (ii), each outstanding unvested SAR granted to such Participant shall immediately terminate and expire, and each outstanding vested SAR shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the SAR Period).
(d)   Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)   Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

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(f)   Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided, that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.
9.
Restricted Stock and Restricted Stock Units.

(a)   General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
(b)   Stock Certificates and Book Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and to receive any dividends payable on such shares of Restricted Stock; provided, that in the event the vesting or lapse of restrictions of any Restricted Stock would otherwise be subject to the achievement of performance conditions other than or in addition to the passage of time, any dividends payable on such Restricted Stock will be retained by the Company, and delivered without interest to the Participant when the restrictions on such Restricted Shares lapse. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

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(c)   Vesting; Acceleration of Lapse of Restrictions.
(i)   The Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units upon Termination of the Participant granted the applicable Award.
(ii)   Unless otherwise provided by the Committee, in the event of  (A) a Participant’s Termination by the Company other than for Cause, or (B) a Participant’s Termination due to death or Disability, in each case within 12 months following a Change in Control, outstanding Restricted Stock and Restricted Stock Units granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such Termination; provided, that in the event the vesting or lapse of restrictions of any Restricted Stock or Restricted Stock Units would otherwise be subject to the achievement of performance conditions, the portion of any such Restricted Stock or Restricted Stock Units that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.
(d)   Delivery of Restricted Stock and Settlement of Restricted Stock Units.
(i)   Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).
(ii)   Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award agreement,

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the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.
10.
OP Units.

(a)   General. Awards may be granted under the Plan in the form of undivided fractional limited partnership interests in Brixmor Operating Partnership LP. (together with any successor entity, the “Operating Partnership”), a Delaware limited partnership, the entity through which the Company conducts its business and an entity that has elected to be treated as a partnership for federal income tax purposes, of one or more classes (“OP Units”) established pursuant to the Operating Partnership’s agreement of limited partnership, as amended from time to time. Awards of OP Units shall be valued by reference to, or otherwise determined by reference to or based on, shares of Common Stock . OP Units awarded under the Plan may be (1) convertible, exchangeable or redeemable for other limited partnership interests in the Operating Partnership (including OP Units of a different class or series) or shares of Common Stock, or (2) valued by reference to the book value, fair value or performance of the Operating Partnership. Awards of OP Units are intended to qualify as “profits interests” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43, with respect to a Participant in the Plan who is rendering services to or for the benefit of the Operating Partnership, including its subsidiaries.
(b)   Share Calculations. For purposes of calculating the number of shares of Common Stock underlying an award of OP Units relative to the total number of shares of Common Stock available for issuance under the Plan, the Committee shall establish in good faith the maximum number of shares of Common Stock to which a Participant receiving such award of OP Units may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Common Stock underlying such awards of OP Units shall be reduced accordingly by the Committee, and the number of shares of Common Stock shall be increased by one share of Common Stock for each share so reduced. Awards of OP Units may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, awards of OP Units shall be made; the number of OP Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of such OP Units (which may be less than the fair value of the OP Unit); and the restrictions and conditions applicable to such award of OP Units. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for

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vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant, in its sole discretion (or any other Performance Criteria). The Committee may allow awards of OP Units to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 10. The provisions of the grant of OP Units need not be the same with respect to each Participant.
(c)   Dividends and Distributions. Notwithstanding Section 15(c), the award agreement or other award documentation in respect of an award of OP Units may provide that the recipient of OP Units shall be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of shares of Common Stock underlying the award or other distributions from the Operating Partnership prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or OP Units.
11.
Other Stock-Based Awards.

(a)   The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
(b)   Unless otherwise provided by the Committee, in the event of  (A) a Participant’s Termination by the Company other than for Cause, or (B) a Participant’s Termination due to death or Disability, in each case within 12 months following a Change in Control, outstanding Other Stock-Based Awards granted to such Participant shall become fully vested and the restrictions thereon shall immediately lapse as of the date of such Termination; provided, that in the event the vesting or lapse of restrictions of any Other Stock-Based Awards would otherwise be subject to the achievement of performance conditions, the portion of any such Other Stock-Based Awards that shall become fully vested and free from such restrictions shall be based on (x) actual performance through the date of termination as determined by the Committee, or (y) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.
12.
Performance Compensation Awards.

(a)   General.  Each grant of a Performance Compensation Award shall be evidenced by an Award agreement. Each Performance Compensation Award shall be subject to the

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conditions set forth in this Section 12, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
(b)   Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), and the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply.
(c)   Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and may include the following (or such other criteria as the Committee deems appropriate): (i) funds from operations (including, but not limited to, determined on an adjusted or recurring basis); (ii) funds from operations, adjusted funds from operations or recurring funds from operations per diluted share; (iii) growth in funds from operations, adjusted funds from operations or recurring funds from operations including amounts per diluted share determined on an annual, multi-year or other basis; (iv) net operating income; (v) growth in net operating income determined on an annual, multi-year or other basis; (vi) cash flow, including but not limited to operating cash flow or free cash flow; (vii) cash and/or funds available for distribution; (viii) earnings before interest, taxes, depreciation and amortization (EBITDA); (ix) growth in EBITDA determined on an annual, multi-year or other basis; (x) return measures (including, but not limited to, return on assets, investment, capital, invested capital, equity and/or development); (xi) share price (including, but not limited to, appreciation, growth measures and total shareholder return on an annual, multi-year or other basis); (xii) debt and debt related ratios, including debt to total market capitalization, debt to EBITDA, debt to assets and fixed charge coverage ratios (determined with or without the pro rata share of the Company’s ownership interest in co-investment partnerships); (xiii) net asset value per share; (xiv) growth in net asset value per share determined on an annual, multi-year or other basis; (xv) basic or diluted earnings per share (before or after taxes); (xvi) same property net operating income or growth in same property net operating income; (xvii) lease up performance or other occupancy measures, including retention of existing tenants and new and renewal lease spreads, (xviii) expense targets or cost reduction goals, general and administrative expense savings; (xix) operating efficiency; (xx) working capital targets; (xxi) measures of economic value added or other “value creation” metrics; (xxii) enterprise value; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) performance or yield on development or redevelopment projects; (xxvi) measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxvii) market share; (xxviii) operational or performance measurements relative to peers; (xxix) strategic objectives and related revenue or occupancy targets; (xxx) measures of satisfaction of tenants; (xxxi) productivity measures; (xxxii) environmental, social and governance criteria; or (xxxiii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company

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and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the applicable Performance Criteria.  For the avoidance of doubt, nothing herein is intended to prevent the Committee from granting Performance Compensation Awards subject to subjective performance conditions (including individual performance conditions).
(d)   Modification of Performance Goal(s). The Committee may, in its sole discretion, at the time a Performance Compensation Award is granted or at any time thereafter, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events (or such other events as the Committee deems appropriate): (i) asset write-downs; (ii) litigations, claims, judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in the Company’s fiscal year; (xi) accruals for payments to be made in respect of the Plan or other specified compensation arrangements, and (xii) any other event described in Section 13.  Without limiting the generality of the foregoing, the calculation of the level of achievement with respect to a Performance Goal shall be adjusted from time to time by the Committee as it deems equitable and necessary in light of acquisitions, dispositions, non-routine or opportunistic expenses, transactions, or other extraordinary or other one-time events that impact the Company’s operations or the measurement of the Performance Goal including, without limitation, non-routine litigation and other legal expenses and loss on debt extinguishment.  In addition, the Committee may make other adjustments as necessary to ensure that period to period results with respect to any Performance Goal are computed on a consistent and equitable basis.
(e)   Payment of Performance Compensation Awards.
(i)   Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.
(ii)   Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that all or some of the portion of the Participant’s Performance Compensation Award has been earned for the Performance

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Period based on the achievement of the applicable Performance Goals; provided, however, that in the event of  (x) a Participant’s Termination by the Company other than for Cause, or (y) a Participant’s Termination due to death or Disability, in each case within 12 months following a Change in Control, the Participant shall receive payment in respect of a Performance Compensation Award based on (1) actual performance through the date of Termination as determined by the Committee, or (2) if the Committee determines that measurement of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee, in each case prorated based on the time elapsed from the date of grant to the date of Termination.
(iii)   Evaluation of Performance. Following the completion of a Performance Period, the Committee shall review and determine, in its sole discretion, whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and determine that amount of the Performance Compensation Awards earned for the period based upon the achievement of the Performance Goals. The Committee shall then determine, in its sole discretion, the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may, in its sole discretion, increase or reduce the amount payable to any Participant; provided, however, that the Committee shall not have the discretion to increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.
(f)   Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable after the Committee has determined whether and to what extent the applicable Performance Goals have been achieved. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).
13.
Changes in Capital Structure and Similar Events. In the event of  (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or

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changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of the following:
(i)   adjusting any or all of  (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (C) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate (with any increase requiring the approval of the Board), (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);
(ii)   providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and
(iii)   cancelling any one or more outstanding Awards and causing to be paid to the holders holding vested Awards (including any Awards that would vest as a result of the occurrence of such event but for such cancellation) the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 13 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 13 shall be made in a manner which does not

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adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes. Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price). In addition, prior to any payment or adjustment contemplated under this Section 13, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his Awards, (B) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee.
14.
Amendments and Termination.

(a)   Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if  (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards, (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 13), or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) without stockholder approval.
(b)   Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s Termination from the Company); provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 13 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the value of the cancelled Option or SAR, and (iii) the

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Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
15.
General.

(a)   Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or Termination, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)   Nontransferability.
(i)   Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)   Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or members are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes;
(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)   The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the

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Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the Termination of the Participant from the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.
(c)   Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time and other than Awards structured as Restricted Stock) (although dividends and dividend equivalents may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).
(d)   Tax Withholding.
(i)   A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.
(ii)   Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the

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number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided, that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability.  Notwithstanding the foregoing, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee shall have full discretion to choose, or to allow a Participant to elect, to withhold a number of shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Participant’s relevant tax jurisdictions).
(e)   No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(f)   International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or Sub-Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.
(g)   Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary

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designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.
(h)   Termination. Except as otherwise provided in an Award agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant’s undergoes a Termination of employment, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.
(i)   No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.
(j)   Government and Other Regulations.
(i)   The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter- dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or

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other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)   The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of  (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(k)   No Section 83(b) Elections Without Consent of Company. Except with respect to OP Units, no election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock or OP Units under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l)   Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(m)   Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed

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as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
(n)   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
(o)   Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.
(p)   Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(q)   Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware (or, if the Company or its successor hereunder ceases to be organized in Delaware, then the internal laws of the state or other jurisdiction of incorporation) applicable to contracts made and performed wholly within the State of Delaware (or such other jurisdiction described above), without giving effect to the conflict of laws provisions thereof.
(r)   Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(s)   Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger,

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consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(t)   409A of the Code.
(i)   Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(ii)   Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)   Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of  (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.
(u)   Excise Tax Provision.  In the event it is determined that any payment or benefit (within the meaning of Section 280G(B)(2) of the Code) to a Participant or for his or her benefit paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise in connection with, or arising out of, the Participant’s employment (“Payments”), would be subject to the excise tax imposed by Section 4999 of the Code or any interest

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or penalties are incurred by the Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the total Payments shall be reduced to the extent the payment of such amounts would cause the Participant’s total Payments to constitute an “excess parachute payment” under Section 280G of the Code and by reason of such excess parachute payment the Participant would be subject to an Excise Tax, but only if the after-tax value of the Payments calculated with the foregoing restriction exceed those calculated without the foregoing restriction. In that event, the Participant shall designate those rights, payments, or benefits under the Plan, any other agreements, and any benefit arrangements that should be reduced or eliminated so as to avoid having any of the Payments be deemed to be an excess parachute payment; provided, however, that in order to comply with Section 409A of the Code, the reduction or elimination will be performed in the order in which each dollar of value subject to a right, payment, or benefit reduces the parachute payment to the greatest extent. All determinations under this Section 15(u) shall be made at the expense of the Company by a nationally recognized public accounting firm selected by the Company and subject to approval of the Participant, which approval shall not be unreasonably withheld.  Such determination shall be binding upon the Participant and the Company in the absence of manifest error.
(v)   Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after Termination, has engaged in or engages in any Detrimental Activity. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any Detrimental Activity, the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.  Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent (i) provided in any clawback or recoupment policy adopted by the Company or (ii) necessary to comply with applicable law.
(w)   Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

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BRIXMOR®
Property Group

450 Lexington Avenue, New York, NY 10017 | 800.468.7526 | Brixmor.com

BRIXMOR PROPERTY GROUP INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIXMOR PROPERTY GROUP INC.FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 27, 2022The undersigned hereby appoints Steven F. Siegel and Patrick Bennison as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of Brixmor Property Group Inc. held of record by the undersigned at the close of business on February 10, 2022 (the “Record Date”), at the 2022 Annual Meeting of Stockholders to be held on Wednesday, April 27, 2022 (the “Annual Meeting”) and at any adjournment or postponement thereof, and further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting (including any motion to amend the resolutions proposed at the Annual Meeting and any motions to adjourn such meeting) and at any adjournment or postponement thereof. The Annual Meeting will be held virtually via the Internet. In order to attend the Annual Meeting, you must register at http://www.viewproxy.com/brixmor/2022/htype.asp by 11:59 p.m. (EDT) on April 22, 2022. If you have properly registered, you will receive a registration confirmation with a link to attend the virtual Annual Meeting. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmation. Further instructions on how to attend and vote at the Annual Meeting are contained in the Proxy Statement in the General Information Section under “How do I attend and vote shares at the virtual Annual Meeting?”.This proxy card, when properly executed and delivered, will be voted in the manner directed on the reverse side. If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.Please mark, date, sign, and mail your proxy promptly in the envelope provided IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDEPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. KEEP THIS PORTION FOR YOUR RECORDS.Important Notice for Brixmor Property
Group Inc. Stockholders 2022 Annual Meeting of StockholdersWednesday, April 27, 2022 9:00 a.m. Eastern Daylight TimeImportant Notice Regarding the Availability of Proxy Materials:The Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2021 and our 2021 Annual Report to Stockholders are available at: www.viewproxy.com/brixmor/2022

Please mark your votes like this ☒

Nominees:

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

____
Signature

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Signature (if held jointly)

Date: ______________________________ , 2022

VIRTUAL CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/BRX

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR” EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “ FOR” PROPOSALS 2, 3 AND 4.1.To elect nine directors to serve until our next annual meeting of Please mark your votes like this stockholders and until their successors are duly elected and qualify. Nominees: FORAGAINST ABSTAIN2.To ratify the appointment of 01James M. Taylor Jr. FORAGAINSTABSTAIN Deloitte & Touche LLP as our independent registered public accounting firm for 2022. 02John G. Schreiber03Michael Berman04Julie Bowerman 05 Sheryl M. Crosland 06 Thomas W. Dickson 07 Daniel B. Hurwitz 08 Sandra A. J. Lawrence 09 William D. Rahm 3.To approve, on a non-binding advisorybasis, the compensation paid to our named executive officers.4.To approve the Brixmor Property Group Inc.2022 Omnibus Incentive Plan.NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such. SignatureSignature (if held jointly)Date: , 2022VIRTUAL CONTROL NUMBERFor address changes and/or comments, please check this box and write them on the back where indicatedPLEASE DETACH
ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.PROXY VOTING INSTRUCTIONSPlease have your control number ready when voting by Internet or Telephone